As filed with the Securities and Exchange Commission on October 30, 2003
                                                Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CADENCE RESOURCES CORPORATION
                 (Name of Small Business Issuer in its Charter)


           Utah                            1311                  87-0306609

(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                            Howard Crosby, President
                               6 East Rose Street
                          Walla Walla, Washington 99362
                                 (509) 526-3491
 (Name, Address and Telephone Number of Principal Executive Offices
                             and Agent for Service)

                                 With a Copy to:
                                Henry I. Rothman
                                Donald W. Brodsky
                      Jenkens & Gilchrist Parker Chapin LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

     Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement is declared effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                                           CALCULATION OF REGISTRATION FEE
============================================= =================== =================== =================== ==============
                                                    Amount         Proposed Maximum    Proposed Maximum     Amount of
           Title of Each Class of                   to be           Offering Price        Aggregate       Registration
        Securities to be Registered             Registered(1)         per Share       Offering Price(2)      Fee(2)
--------------------------------------------- ------------------- ------------------- ------------------- --------------
Common Stock, $.01 par value                        3,416,040           $2.875(2)          $9,821,115           $795
--------------------------------------------- ------------------- ------------------- ------------------- --------------

(1) Total represents 3,416,040 shares of common stock to be offered by selling security holders of the Registrant, including 307,500 shares of common stock issuable upon the exercise of warrants and 158,640 shares of common stock issuable on the exercise of options. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the closing bid and asked prices of the common stock on October 28, 2003, as reported on the OTC Bulletin Board.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 30, 2003



                          CADENCE RESOURCES CORPORATION
                        3,416,040 Shares of Common Stock
                                 $.01 par value




     We are registering up to 3,416,040 shares of our common stock, 466,140 shares of which are issuable upon exercise of warrants and options, for sale by certain of our shareholders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 26 of this prospectus.

     Our common stock is traded on the OTC Bulletin Board under the symbol "CDNR". The last reported bid price of the common stock on October 28, 2003 was $2.75 per share.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 to read about certain risks you should consider before buying shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Our principal executive offices are located at 6 East Rose Street, Walla Walla, Washington 99362. Our telephone number is (509) 526-3491.



                The date of this Prospectus is       2003.

                                                      TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................2
USE OF PROCEEDS...................................................................................................9
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................................................9
FORWARD-LOOKING STATEMENTS.......................................................................................10
BUSINESS AND PROPERTIES..........................................................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................18
MANAGEMENT.......................................................................................................21
EXECUTIVE COMPENSATION...........................................................................................23
PRINCIPAL SHAREHOLDERS...........................................................................................25
SELLING SHAREHOLDERS.............................................................................................26
PLAN OF DISTRIBUTION.............................................................................................29
RELATED PARTY TRANSACTIONS.......................................................................................30
DESCRIPTION OF SECURITIES........................................................................................33
TRANSFER AGENT AND REGISTRAR.....................................................................................35
EXPERTS..........................................................................................................35
WHERE YOU CAN FIND MORE INFORMATION..............................................................................35

                               PROSPECTUS SUMMARY

     This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The Company

     We are an independent oil and gas company engaged in acquiring, exploring, developing and producing oil and gas properties in Louisiana, Texas and Michigan. At September 30, 2003, we owned interests in five producing oil wells in Texas from which substantially all of our revenues are derived. Additionally, we have interests in two wells in Louisiana that have just begun to produce gas during September 2003. In addition to funding our share of the costs of completing our first three wells in Louisiana for production, we anticipate
using  our  existing  financial   resources  to  fund,  together  with  a  joint
exploration partner, Bridas Energy USA, Inc., the drilling of up to an additional four wells on our Louisiana acreage.

     Cadence Resources Corporation is a Utah corporation, formed in 1969 as Royal Resources, Inc. to acquire and develop mining properties. In mid-2001, we changed our name to Cadence Resources Corporation and, in connection with a corporate reorganization, began to focus our operations on oil and gas exploration and development. Although we began to lease oil and gas properties in Louisiana in fiscal 2001, and in both Texas and Louisiana in fiscal 2002, we did not produce commercial quantities of oil and gas until the fourth quarter of our 2002 fiscal year, when production began from our properties in Texas.

     Our principal executive offices are located at 6 East Rose Street, Walla Walla, Washington 99362, and our telephone number is (509) 526-3491.

The Offering

         Common stock offered by the selling security holders:      3,416,040 shares

         Common stock outstanding as of September 30, 2003:         12,372,827 shares

         Use of Proceeds:                                           We will not receive any of the proceeds
                                                                    from the sale of the shares owned by
                                                                    the selling security holders.  We may
                                                                    receive proceeds in connection with the
                                                                    exercise of a warrant, the underlying
                                                                    shares of which may in turn be sold by
                                                                    the selling security holder under this
                                                                    prospectus.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

                          RISKS RELATED TO OUR BUSINESS

If this registration statement is not declared effective by the SEC by December 14, 2003, we will have to pay a penalty equal to $41,785 per month from December 14, 2003 until the date of effectiveness.

     In September and October 2003 we sold 1,671,400 shares of our common stock for a total of $4,178,500. In the securities purchase agreement for the common stock, we committed to pay the purchasers in the offering a monthly penalty equal to 1% of the total amount of money we raised in the offering if the SEC did not declare this registration statement effective by December 14, 2003. The penalty, $41,785 per month, prorated for a partial month, would continue until this registration statement is declared effective.

If we continue to experience significant operating losses, we may not be able to continue as a going concern.

     We reorganized our business in July 2001 to pursue oil and gas exploration and development opportunities, and have a limited operating history in our current form. Since we reorganized our business, our operating costs have exceeded our revenue in each quarter. We have incurred cumulative net losses of approximately $3,100,000 from June 30, 2001 through June 30, 2003, and we anticipate a net loss at least through 2004. We may not be able to obtain or maintain any level of revenues, natural gas and crude oil reserves or production. If we are unsuccessful in these efforts, we may never achieve profitability.


     Note 2 to our financial statements as of September 30, 2002 and June 30, 2003 included as part of this prospectus discusses the issue of Cadence's ability to continue as a going concern. Although subsequent to the date of those financial statements, Cadence has raised approximately $3.79 million of net proceeds from sale of its common stock, which, together with funds from oil and gas production, management believes to be sufficient to meet our working capital and capital expenditure needs, if this is not the case, then we may not be able to fund the development and exploration of our oil and gas properties and our general and administrative expenses.

We have no full-time employees and are dependent on our directors, officers and third-party contractors.

     We have no full time employees and are wholly dependent upon the personal efforts and abilities of our officers, directors and our consulting geologist, each of whom devotes less than all of his time and efforts to our operations. The loss of any one of these individuals could adversely affect our business. We do not have employment agreements with any of our officers or directors. We are currently seeking to hire geologists or engineers on a permanent basis and unless and until we do so we must rely on consultants paid on a daily rate basis. There is no assurance that we will be able to hire and retain such personnel in the future.

We lack experience in the oil and gas industry and must rely on third parties to conduct our oil and gas exploration activities.

     We have limited expertise in the area of oil and gas exploration. Accordingly, we have engaged third party geologists and landmen who have been largely responsible for the evaluation, recommendation, and acquisition of our existing leases. We have historically retained, and plan to continue in the future to retain, drilling contractors, technicians, landmen, additional geologists, and engineers to direct the drilling and completion of oil and gas wells on our leases, and to aid in the acquisition and evaluation of other properties. We do not operate any of the properties in which we have an interest. As a result, we have a limited ability to exercise influence over operations for these properties or their associated costs. The success and timing of our drilling and development activities on properties operated by others depend upon a number of factors that are outside of our control, including:

     o    timing and amount of capital expenditures;

     o    the operator's expertise and financial resources;

     o    approval of other participants in drilling wells; and

     o    selection of technology.

We may be unable to make acquisitions of producing properties or prospects or successfully integrate them into our operations.

     Acquisitions of producing properties are an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater managerial and financial resources than we do. The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

The failure to replace our reserves could adversely affect our production and cash flows.

     Our success depends upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Our existing proved reserves, which are primarily in Louisiana and Texas, will decline as reserves are depleted. To replace those reserves, we will need to conduct successful exploration or development activities or acquire properties containing proved reserves, or both. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to maintain or expand our oil and natural gas reserves from cash flows and external sources of capital may be limited or unavailable. Our drilling activities may not result in significant additional reserves and we may not have continuing success drilling productive wells. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered. Additionally, while our revenues may increase if prevailing oil and gas prices increase significantly, our finding costs for additional reserves also could increase and we may not be able to finance additional exploration or development activities.

We may have difficulty financing our planned growth.

     We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our property acquisition and development drilling activities. We will most likely require additional financing, in addition to cash generated from our operations, to fund our planned growth. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, additional financing may not be available to us on acceptable terms or at all. In the event additional capital resources are unavailable, we may be forced to curtail our acquisition, development drilling and other activities or to sell some of our assets on an untimely or unfavorable basis.

We may not have good and marketable title to our properties.

     It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, that only a preliminary title investigation be done at that time. We have followed this custom to date and intend to continue to follow this custom in the future. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

Competition in our industry is intense, and we are smaller and have a more limited operating history than most of our competitors.

     We compete with major and independent oil and gas companies for property acquisitions and for the equipment and labor required to operate and develop these properties. Most of our competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for oil and gas prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to complete transactions in this highly competitive environment.

Oil and gas prices are volatile. A substantial decrease in oil and natural gas prices could adversely affect our business.

     Our revenues, profitability and future growth depend in part on prevailing natural gas and crude oil prices. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of natural gas and crude oil that we can economically produce.

     Prices for natural gas and crude oil fluctuate widely, as evidenced by the recent volatility in natural gas prices in response to the war between the United States and Iraq. The prices for oil and natural gas are subject to a variety of factors beyond our control, including:

     o    the level of consumer product demand;

     o    weather conditions;

     o    domestic and foreign governmental regulations;

     o    the price and availability of alternative fuels;

     o    political conditions in oil and gas producing regions;

     o    the domestic and foreign supply of oil and gas;

     o    market uncertainty; and

     o    worldwide economic conditions.

Estimating our reserves is difficult to do with any certainty.

     Estimating quantities of proved oil and gas reserves is a complex process. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. There are numerous uncertainties about when a property may have proved reserves as compared to potential or probable reserves. Actual results most likely will vary from our estimates. Also, the use of a 10% discount factor for reporting purposes, as prescribed by the SEC, may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our reserves to be overstated.

     The reserve data included in this prospectus and documents incorporated by reference represent only estimates. You should not assume that the present value referred to in this prospectus and other documents incorporated by reference represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     A large portion of our estimated proved reserves are undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and may require successful drilling operations, The reserve data assumes that we can and will make these expenditures and conduct these operations successfully, but these assumptions may not be accurate, and this may not occur.

Oil and natural gas operations involve various risks.

     The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

     Federal and state regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our natural gas and crude oil. Production from gas wells in many geographic areas of the United States, including Louisiana and Texas, has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where the Company's operations will be conducted. In such event, it is possible that there will be no market or a very limited market for the Company's production.

     As a result of operating hazards, regulatory risks and other uninsured risks, we could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate funds available for exploration, development or acquisitions.

We lack insurance that would lower risks to our investors.

     We do not maintain any insurance against certain losses or liabilities which may arise from operations, including some pollution and environmental risks. We also do not have "key man" life insurance, or errors and omissions coverage. In addition to the operational risks that this poses for us, it may make it more difficult to recruit or maintain executive officers and directors.

We are subject to complex federal, state and local laws and regulations that could adversely affect our business.

     Oil and gas operations are subject to various federal, state and local government laws and regulations which may be changed from time to time in response to economic or political conditions. Matters that are typically regulated include:

     o    discharge permits for drilling operations;

     o    drilling bonds; o reports concerning operations;

     o    spacing of wells;

     o    unitization and pooling of properties;

     o    environmental protection; and

     o    taxation.

     From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below allowed production capacity to conserve supplies of natural gas and crude oil. We also are subject to changing and extensive tax laws, the effects of which we cannot predict.

     The development, production, handling, storage, transportation and disposal of natural gas and crude oil, by-products and other substances and materials produced or used in connection with oil and gas operations are subject to laws and regulations primarily relating to protection of human health and the environment. The discharge of natural gas, crude oil or pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may result in the assessment of civil or criminal penalties or require us to incur substantial costs of remediation.

     Legal and tax requirements frequently are changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, could harm our business, results of operations and financial condition.

                   RISKS RELATED TO THE OWNERSHIP OF OUR STOCK

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

     The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

     o    quarterly variations in operating results;

     o    changes in financial estimates by securities analysts;

     o    changes in market valuations of other similar companies;

     o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

     o    additions or departures of key personnel;

     o any deviations in net sales or in losses from levels expected by securities analysts; and

     o    future sales of common stock.

     In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

     The shares of our common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board since May 1994. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

     Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of September 30, 2003, there were 12,372,827 shares of our common stock outstanding. Including the shares covered by this prospectus, approximately 5,442,641 of these shares are or will become freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933. The remainder of our outstanding shares are held by our officers, directors and greater than 5% shareholders and may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. In addition, as of September 30, 2003, an additional 1,080,000 shares were subject to outstanding options or warrants or were issuable upon the conversion of our Class A Preferred Shares.

     Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

     Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

     Our executive officers and directors, together with our two largest shareholders, beneficially own as of September 30, 2003 approximately 57% of our common stock. As a result, these entities and individuals will be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

Our Articles of Incorporation contain provisions that discourage a change of control.

     Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for Our Common Stock

     Our  common  stock  trades  under the symbol  CDNR on the  Over-the-Counter
Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Approximately fifteen professional market makers hold themselves out as willing to make a market in our common stock. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

           Quarter Ended                                High Bid Quotation    Low Bid Quotation
           -------------                                ------------------    -----------------
         December 31, 2001                                    $  .87                $   .65
         March 31, 2002                                       $ 1.01                $   .90
         June 30, 2002                                        $ 1.35                $  1.15
         September 30, 2002                                   $ 1.65                $  1.30

         December 31, 2002                                    $ 1.90                $  1.51
         March 31, 2003                                       $ 1.75                $  1.40
         June 30, 2003                                        $ 1.85                $  1.40
         September 30, 2003                                   $ 3.55                $  1.75


Equity Compensation Plan Information

     We do not have any written equity compensation plans, but occasionally issue options or warrants to employees, directors or consultants to purchase goods or services. The table below sets forth certain information as of Cadence's fiscal year ended September 30, 2003 regarding the shares of Cadence's common stock (i) available for grant or granted under outstanding stock options or (ii) issuable upon exercise of warrants granted as compensation for services.

                                                                                      Number of securities remaining
                             Number of securities to be       Weighted-average        available for future issuance
                             issued upon exercise of          exercise price of       under equity compensation
                             outstanding options, warrants    outstanding options,    plans (excluding securities in
                             and rights                       warrants and rights     the first column of this table)
---------------------------- -------------------------------- ----------------------- --------------------------------
Compensatory warrants or                   -0-                         -0-                          -0-
options approved by
security holders

Compensatory warrants or
options  not approved by
security holders                        1,144,860                     $1.45                         -0-

Holders

     As of September 30, 2003, there were 434 holders of record of our common stock, although we believe that there are additional beneficial owners of our common stock who own their shares in "street name."

Dividends

     There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be "incorporated by reference" to other documents we have filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

     o the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

     o our ability to increase our production and oil and gas income through exploration and development;

     o the number of locations to be drilled and the time frame within which they will be drilled;

     o    future prices of natural gas and crude oil;

     o    anticipated domestic demand for oil and natural gas; and

     o    the adequacy of our capital resources and liquidity.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

     We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                             BUSINESS AND PROPERTIES

The Company

     We are an independent oil and gas company, with operations in Wilbarger County, Texas, DeSoto Parish, Louisiana and Alpena County, Michigan. We also have leased interests in western Kansas. We are engaged in acquiring, exploring, developing, and producing oil and gas properties.

     As of September 30, 2003, substantially all of our revenues were derived from our interests in five oil wells in Texas, but we had recently begun to produce natural gas from our properties in DeSoto Parish, Louisiana. We currently plan to focus on the development of these DeSoto Parish natural gas properties. Our short-term development plans for the DeSoto Parish properties include jointly developing with Bridas Energy USA, Inc. four new gas wells, in addition to the three existing wells on such property. We plan to develop our Texas oil properties and those in Michigan as finances and managerial resources permit. Additionally, over the next six months we will evaluate potential oil reserves on our new Kansas leasehold interests to determine whether we will drill on such property.

     We are a Utah corporation, originally incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation, in connection with a corporate reorganization to focus our operations on oil and gas exploration.

Oil and Natural Gas Operations

DeSoto Parish, Louisiana             [Louisiana map showing DeSoto Parish Field]

     Since April 2003, we and Bridas Energy have begun to develop over 4,250 acres located in a natural gas field in west central DeSoto Parish, Louisiana, approximately 40 miles south of Shreveport, Louisiana. During the month of September 2003, our two producing wells in this field were producing natural gas at an aggregate average rate of approximately 2,689 Mcf per day, which reflects only a partial completion of the wells. We currently expect those two wells to be fully completed in November 2003. As of mid-October 2003, we had completed drilling a third well in this field, which we currently anticipate to begin producing in November or December of 2003.

     We first leased property in DeSoto Parish in the summer of 2001 and throughout 2002. Our acreage is southwest of the Holly Field and southeast of the Bethany Longstreet Field, both extensively drilled and developed since 1996 by Sonat (now El Paso Corporation). In April 2003, we contributed these leases to a joint exploration and development program with Bridas Energy, which has operations in the Texas-Louisiana Gulf Coast area. Under this program, Bridas Energy is the operator of the DeSoto Parish properties. Bridas Energy is a wholly-owned subsidiary of Bridas Corporation, an Argentinian-based private, independent energy company with headquarters in Buenos Aires. Bridas Corporation is active in all areas of energy production, including exploration, production, transportation, storage and shipment, as well as power generation. In addition to substantial oil and natural gas reserves owned in South America, Bridas Corporation explores and produces in the U.S. and has activities in Latin America, the Middle East and Europe.

     Under the terms of our April 2003 joint exploration agreement with Bridas Energy, we assigned Bridas Energy a 55% working interest in all of the acreage constituting the area of mutual interest of our DeSoto Parish leases in return for a cash payment of $50,000. Bridas Energy agreed to fund all costs of drilling, completing and bringing to production the initial test well, the Ardis-Martin Timber Co. #1, drilled during June 2003, in Section 27 of this prospect. Upon successful completion of this test well, we conveyed an additional 20% working interest to Bridas Energy in that well and all other leases covering acreage in Section 27, leaving us a 25% working interest in
Section 27. We retain a 45% working interest in all other wells and acreage in this prospect.

     As of September 30, 2003, our two producing wells from Section 27, the Ardis-Martin Timber Co. #1 and the Mary Belle Smith #1, were producing from the Cotton Valley formation. The Hosston formation, which lies generally between about 6,450 and 8,950 feet, is a sand and shale sequence with tight gas-bearing sands in thick intervals. The Cotton Valley formation lies immediately below the Hosston, with the best sands typically extending to about 10,300 feet. The Ardis-Martin well was drilled to a depth of 10,262 feet and well logs indicate that there are over 100 feet of pay in the Cotton Valley formation and over 200 feet of pay in the Hosston sand formation. The Mary Belle Smith well was drilled to a total depth of 10,300 feet and well logs indicate that there are over 100 feet of pay in the Cotton Valley formation and over 250 feet of pay in the Hosston sand formation. In this area, wells from these formations typically return drilling and completion costs quickly and rapidly produce approximately 35% to 50% of the well's reserves in the first 24 months of production, with the remainder produced over 12 to 15 years. We have a 25% working interest and an approximate 20% net revenue interest in these two producing wells.

     As of September 30, 2003, we had completed drilling on a third well, the J.B. Barr #28-1, located in Section 28 to the west of our two producing wells, to a depth of approximately 10,300 feet. We have a 45% working interest and an approximate 36% net revenue interest in this well and currently expect it to begin producing by the end of 2003. As of such date, we were drilling our fourth well in this prospect. Our drilling and completion costs for these DeSoto Parish wells, to the 8/8ths interest, are approximately $1.25 million to $1.3 million per well. We currently expect to continue to drill development wells in this field utilizing one rig at a rate of approximately one well per month for at least the remainder of 2003 and 2004.

     The DeSoto Parish properties are located on a major anticlinorium on the southeast side of the Sabine Uplift. The Sabine Uplift is a large structure that is related to the cretaceous and younger rocks in the established oil and gas fields of northeast Texas and northern Louisiana. Because of the long history of oil and gas production in this area, it is one of the areas of the country most easily accessible by both interstate and intrastate gas pipelines. Due to the extensive data available on the dominant geological features, our future plans in this field include only development activities. We have no current plans to conduct any further seismic study of this field.

Wilbarger County, Texas

[map showing Waggoner Ranch Field]

     Our oil production comes from the Waggoner Ranch in Wilbarger County, Texas, approximately 50 miles northwest of Wichita Falls, Texas, and 15 miles south of the Oklahoma border. Since October 2001, we have conducted exploration activities on the Waggoner Ranch, a large, privately-held ranch with significant oil production. We logged our first productive well in this field in January 2002. During the month of September 2003, we owned interests in five wells on these properties, producing an aggregate of approximately 163 net working interest barrels per day, to the 8/8ths interest, of 35(degree) API sweet crude oil. The W.T. Waggoner Estate is the operator of all of our wells in Wilbarger County and the sole purchaser of all production from these properties.

     The major geologic feature in this part of north Texas is the Red River Arch, which consists of Permian and Leonardon shales and sands. This structure has historically produced more than 150 million barrels of oil from several geologic features, including the Canyon limestone formation. Our primary targets on this prospect are oil-bearing pinnacle reefs in the Canyon limestone formation, typically located between 3,000 and 3,600 feet. In addition, numerous "stacked" oil-bearing shallower horizons are also known to exist in this area. These zones are also primary targets of our exploration.

     We are drilling on two areas of the Ranch: the east side of Electra Lake, referred to as the Virgin Reef Prospect, and the west side of Electra Lake, referred to as the West Electra Lake Prospect. We have two currently producing wells on the Virgin Reef Prospect, the #1A in which we have a 60% working interest and a 45.6% net revenue interest and the #1B well, in which we have 100% working interest and a 76% net revenue interest. The #1A well was logged in January 2002 and shows four pay zones between 2,400 feet and 3,002 feet. This well is currently completed in the lower Milham Sand at a depth of approximately 2,500 feet. This well produced an average of approximately 100 barrels per day during the month of September 2003. The #1B well produced only a nominal 3 barrels of oil per day during September 2003. We are exploring the prospects for re-working this well. We also drilled two other wells on the Virgin Reef
Prospect: the #2A well in May 2002, which targeted the lower Milham Sand formation, and the #2B well in December 2002, which targeted a reef prospect in the Canyon limestone formation. The #2B well was a dry hole and the #2A well was only marginally productive, so we converted the #2A well to a saltwater disposal well. Because of the shallow nature of the wells in this prospect, drilling and completion costs have ranged between approximately $160,000 and $180,000 per well, on an 8/8ths basis. The typical production profile of wells in the lower Milham Sand formation is a steady decline of approximately 15% per year.

     In August 2002, we began developing the West Electra Lake Prospect with the operator, the W.T. Waggoner Estate. We logged our first well in the first quarter of 2003. We have three producing wells in this prospect, all of which are producing from the upper Milham Sand at a depth of approximately 2,600 feet. The first well, the West Electra Lake #1, in which we have a 45% working interest and a 34.2% net revenue interest, has 10 feet of net pay. The West Electra Lake #2 and #3 wells, in which we have a 50% working interest and a 38% net revenue interest, were both drilled in June 2003 and encountered 10 feet and 11 feet of net pay, respectively, in the same zone. These three wells are subject to Texas Railroad Commission production limits and during September 2003, produced at a maximum allowable rate of an aggregate of 120 barrels of oil per day on 32% pump time. At this time we expect that rate of production to continue for at least the next two years.

     The Virgin Reef Prospect consists of approximately 160 acres. The West Electra Lake Prospect consists approximately 465 acres and a 1/2 mile area of mutual interest surrounding such lease. In August 2002, we signed an exploration agreement with the Waggoner Ranch on 1,000 acres in the West Electra Lake Prospect, with a surrounding 1/2 mile area of mutual interest, from which our current production comes. We plan to shoot 3-D seismic in or adjacent to the area of mutual interest surrounding the West Electra Lake Prospect starting in December 2003 to identify additional acreage we wish to lease and further delineate possible drilling targets for the first quarter of 2004. We are also pursuing an option on an additional 3,840 acres in the West Electra Lake Prospect, which we also plan to include in a future 3-D seismic study. Depending on the results of a recent 3-D seismic program in the Virgin Reef area and the 3-D seismic program planned for the West Electra Lake prospect in December 2003, we may elect to drill from two to twelve more wells on the Waggoner Ranch in 2004. We currently anticipate that we will have identified several drilling targets in the West Electra Lake Prospect by the end of the first quarter of 2004 and will begin drilling one test well for each structure we locate by the middle of 2004.

Alpena County, Michigan

     In December 2002, we began participating in a natural gas drilling program in Alpena County, Michigan with Aurora Energy, Ltd. As of September 30, 2003, we had a 22.5% working interest (before payout, 20% after payout), 18% net revenue interest (before payout, 16% after payout), in six producing wells in Alpena County. Production commenced from this field in June 2003 and our six producing wells produced at an average aggregate rate of approximately 250 Mcf/day during September 2003. Aurora is the operator of all our properties in Alpena County.

     The target of this prospect is the well-known Antrim shale formation that has yielded natural gas production from more than 7,500 wells along a 30 mile thick trend stretching from Lake Michigan to Lake Huron. Our participation agreement with Aurora Energy, Ltd., gives us participation rights in up to 200 wells to be drilled by Aurora into the Antrim shale to depths of approximately 800 to 1,000 feet. We will have a 22.5% working interest

(before payout, 20% after payout) and an 18% net revenue interest (before payout, 16% after payout) in all of the wells drilled. The initial test program was for 10 wells, of which six were producing, two had been drilled but were not yet producing and two more were planned as of September 30, 2003.

     Antrim shale wells typically cost approximately $180,000 to $200,000 per well to drill and complete and typically pay out in approximately three to four years. Production typically peaks at approximately six to 18 months and then follows a slow decline curve of approximately 30 to 40 years. Aurora currently has sufficient acreage under lease in Michigan for an estimated 250 to 300 wells and is very actively assessing other property with Antrim shale potential. We will continue to review drilling proposals on new wells to be drilled by Aurora and determine whether we will participate on a well-by-well basis.

Western Kansas

     Our newest oil exploration project is in the Anadarko Basin in west central Kansas. We are leasing acreage in the area, with an objective of leasing up to 10,000 acres by the end of 2003. As of September 30, 2003, we had leased approximately 2,270 acres in the area. We have a 100% working interest and an 82% net revenue interest in these leases. We will obtain a 3-D seismic study on all of the target acreage prior to making a decision to drill any test wells. We plan to use a local third-party operator to develop this prospect, and we currently expect to begin drilling on the acquired acreage in March or April of 2004.

Oil and Gas Wells

     The following table sets forth our gross and net productive wells as of September 30, 2003 and 2002:

                                        Oil Wells                     Gas Wells                 Total Wells
                                --------------------------    --------------------------    ---------------------

September 30, 2003
       Gross(1)                              5                             10                         15
       Net(2)                                3.5                            2.3                        5.8
September 30, 2002
       Gross                                 2                              0                          2
       Net                                   2                              0                          2

_______________

(1)  Gross wells are the total wells in which a working  interest is owned.
(2)  Net wells are the sum of fractional working interests owned in gross wells.

Oil and Gas Acreage

     The following table sets forth our acreage position as of September 30, 2003:

                                                 Developed(1)                             Undeveloped(2)
                                     -----------------------------------    ------------------------------------------
                                           Gross               Net                 Gross                   Net
                                     ------------------    -------------    ---------------------   ------------------
Louisiana                                    1280                320                2970                  1336
Texas                                         625                392                1000                   500
Michigan                                      640                144                   0                     0
Kansas                                          0                  0                2270                  2270
                                     ------------------    -------------    ---------------------   ------------------
             Total                           2545                856                6240                  4106
                                     ------------------    -------------    ---------------------   ------------------

_______________
(1) The number of acres which are allocated or assignable to producing wells or wells capable of production.
(2) Lease acreage on which wells have not been participated in or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Drilling Activities

     We did not drill any wells in 2001. The following table sets forth our drilling results for the years ended September 30, 2003 and 2002:

  Fiscal                                         Gross Wells                                         Net Wells
  Year       Type of Well       Total    Productive(2)  Dry(3)   Abandoned(4)      Total      Productive      Dry      Abandoned
---------- -----------------    ------- -------------- -------- --------------    --------- --------------- -------- --------------
2003       Exploratory(1)          2            1          1            0             1            .5          .5            0
           Development(1)         13           12          1            0             3.8         3.8          .5            0
2002       Exploratory             3            2          1            0             2           2             1            0
           Development             1            0          0            1             0           0             0            1

_______________
(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.
(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.
(3) A dry well is an exploratory or development well that is not a producing well.
(4) An abandoned well is a well that has either been plugged or has been converted to another use. We have converted this well to a salt water disposal well.

Competition and Markets

     We face competition from other oil and natural gas companies in all aspects of our business, including acquisition of producing properties and oil and gas leases, marketing of oil and gas, and obtaining goods, services and labor. Many of our competitors have substantially larger financial and other resources. Factors that affect our ability to acquire producing properties include available funds, available information about prospective properties and our limited number of employees. Gathering systems are the only practical method for the intermediate transportation of natural gas. Therefore, competition for natural gas delivery is presented by other pipelines and gas gathering systems. Competition is also presented by alternative fuel sources, including heating oil and other fossil fuels.

     The availability of a ready market for and the price of any hydrocarbons produced will depend on many factors beyond our control, including but not limited to the amount of domestic production and imports of foreign oil and liquefied natural gas, the marketing of competitive fuels, the proximity and capacity of natural gas pipelines, the availability of transportation and other market facilities, the demand for hydrocarbons, the effect of federal and state regulation of allowable rates of production, taxation, the conduct of drilling operations and federal regulation of natural gas. In addition, the restructuring of the natural gas pipeline industry virtually eliminated the gas purchasing activity of traditional interstate gas transmission pipeline buyers. Producers of natural gas have therefore been required to develop new markets among gas marketing companies, end users of natural gas and local distribution companies. All of these factors, together with economic factors in the marketing arena, generally may affect the supply of and/or demand for oil and gas and thus the prices available for sales of oil and gas.

     Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission, or "FERC", the Minerals Management Service, or "MMS", state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we currently do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon our capital expenditures, earnings or competitive position. No material portion of our business is subject to re-negotiation of profits or termination of contracts or subcontracts at the election of the federal government.

     The following discussion contains summaries of certain laws and regulations and is qualified in its entirety by the foregoing.

Regulation of Natural Gas and Oil Exploration and Production

     Our operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for drilling wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used or generated in connection with operations. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. The effect of these regulations may limit the amount of oil and gas we can produce from our wells in a given state and may limit the number of wells or the locations at which we can drill.

Federal Regulation of Sales Prices and Transportation

     Currently, there are no federal, state or local laws that regulate the price for our sales of natural gas, NGLs, crude oil or condensate. However, the rates charged and terms and conditions for the movement of gas in interstate commerce through certain intrastate pipelines and production area hubs are subject to regulation under the Natural Gas Policy Act of 1978 ("NGPA"). Pipeline and hub construction activities are, to a limited extent, also subject to regulations under the Natural Gas Act of 1938 ("NGA"). While these controls do not apply directly to us, their effect on natural gas markets can be significant in terms of competition and cost of transportation services, which in turn can have a substantial impact on our profitability and costs of doing business. Additional proposals and proceedings that might affect the natural gas industry are considered from time to time by Congress, FERC, state regulatory bodies and the courts. We cannot predict when or if any such proposals might become effective and their effect, if any, on our operations. We do not believe that we will be affected by any action taken in any materially different respect from other natural gas producers, gatherers and marketers with whom we compete.

Gathering Regulations

     State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements. Such regulation has not generally been applied against gatherers of natural gas, although natural gas gathering may receive greater regulatory scrutiny in the future.

Environmental Regulations

     Public interest in the protection of the environment has increased dramatically in recent years. Our oil and natural gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could also result in additional operating costs and capital expenditures.

     Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact the Company's operations and costs. These regulations include, among others, (i) regulations by the EPA and various state agencies regarding approved methods of disposal for certain hazardous and nonhazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from the operations of the Company; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material ("NORM").

     In the course of our routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. It is also possible that our oil and natural gas operations may require us to manage NORM. NORM is present in varying concentrations in sub-surface formations, including hydrocarbon reservoirs, and may become concentrated in scale, film and sludge in equipment that comes in contact with crude oil and natural gas production and processing streams. Some states, including Texas, have enacted regulations governing the handling, treatment, storage and disposal of NORM. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. Despite our lack of control over wells owned by us but operated by others, the failure of the operator to comply with the applicable environmental regulations may, in certain circumstances, be attributed to us under applicable state, federal or local laws or regulations.

     Management believes that we are in substantial compliance with all currently applicable environmental laws and regulations. To date, compliance with such laws and regulations has not required the expenditure of any material amounts, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position or results of operations. Since these laws and regulations are periodically amended, we are unable to predict the ultimate cost of compliance. To our knowledge, there are currently no material adverse environmental conditions that exist on any of our properties and there are no current or threatened actions or claims by any local, state or federal agency or by any private landowner against us pertaining to such a condition. Further, we are not aware of any currently existing condition or circumstance that may give rise to such actions or claims in the future.

     We maintain insurance against some, but not all, potential risks and losses associated with our industry and operations. We do not carry business interruption insurance. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

Oil and Gas Reserves

     We have retained the services of an independent petroleum engineer to estimate our oil reserves in Texas, which work has not yet been completed. Our Louisiana natural gas production is too recent and has not yet reached a volume that justifies an independent study, so such reserves have been estimated by management. The estimates include reserves in which we hold an economic interest under lease and operating agreements. No estimates of our total, proved net oil or gas reserves have been filed with any Federal authority or agency since the beginning of the last fiscal year.

Employees

     As of September 30, 2003, we have three part-time employees, two of whom are officers of Cadence, and none of whom work for Cadence on a full time basis.

Properties

     In addition to the properties described above, our principal executive offices are located in leased office space at 6 East Rose Street, Walla Walla, WA 99362. This lease provides for a monthly rental rate of $400 and expires in June, 2004. We also have mineral rights in a number of properties, although we do not presently consider them to be material to our business on a going forward basis.

Legal Proceedings

     There are no currently threatened or pending claims against Cadence.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements, together with the notes to those statements, included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of our plans, objectives, expectations, and intentions. Our actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events, particularly those identified in "Risk Factors."

Overview

     We were formed in 1969 as Royal Resources, Inc. to acquire and develop mineral properties and we pursued mining operations under several different names until mid-2001 when we changed our name to Cadence Resources Corporation, split our stock on a 1-for-20 reverse basis, and changed our business to acquiring, exploring and developing oil and gas properties. The current management of Cadence, Mr. Crosby and Mr. Ryan, assumed control of Cadence in 1996, in connection with the acquisition of Cadence by an entity they controlled. Although the management of Cadence has been reduced in size since 1996, our key executives, Mr. Crosby and Mr. Ryan, have remained with Cadence.

     We began to lease oil and gas properties in Louisiana in the fall of 2001, and in both Texas and Louisiana in fiscal 2002, but did not produce commercial quantities of oil and gas until the fourth quarter of the fiscal year ended September 30, 2002, when production began from our properties in Texas. During the fourth quarter of 2003, we began to produce gas from our properties in Louisiana that we are exploring together with Bridas Energy USA, Inc.

     As a result of our change from a mineral exploration company to an oil and gas exploration company, in 2001 our Board determined to write-off and dispose of our inventory of mineral properties to the greatest extent possible. Because mineral properties at the exploration stage have limited marketability, and because the management of Cadence does not have the extensive time it would take to attempt to reach the limited number of buyers for our properties, we have not been successful at disposing of our properties in outright arms' length sales, but have chosen to write-down the carrying value of a substantial majority of our properties to zero, or to sell the properties to other entities controlled by the management of the Company in non-arms' length transactions.

Recent Developments

     During September 2003, and to a minor extent in October 2003, we received net proceeds of approximately $3.79 million from the sale of 1,671,400 shares of our common stock on a private placement basis to a small group of individuals and entities. Approximately $967,000 of these net proceeds were used to repay indebtedness and approximately $70,000 was used to payoff nearly all of our existing accounts payable, with the remainder to be used for our exploration and development drilling through fiscal 2004.

     Also in the fourth quarter of fiscal 2003, we began to generate greater revenues from our oil wells in Texas as a result of the successful completion of two new wells and the reworking of an existing well which quintupled our production. As a result, we received net revenues of $83,433 from our Texas production in the month of August, 2003, as compared to net revenue of $18,481 from Texas production in the month of July 2003, and net revenue of $18,704 from Texas production in the month of June 2003.

Capital Resources and Liquidity

     From our reorganization in mid-2001 until the end of our 2003 fiscal year on September 30, 2003, we funded our operations principally through the private sale of equity securities, borrowings from officers, directors and shareholders, and borrowings from third party individuals.

     We realized net proceeds of $123,000 from the sale of our common stock during our 2001 fiscal year, net proceeds of $941,900 from the sale of our common stock and warrants during fiscal year 2002, and net proceeds of approximately $650,000 from the sale of our common stock, preferred stock and warrants during the nine months ended June 30, 2003.

     In our fiscal years ended September 30, 2001 and 2002, we received approximately $92,000 and $86,000 from the sale of investments in various public companies. The sales of these investments were made to fund our working capital needs. Prior to our refocus upon the exploration and development of oil and gas properties, we would from time to time make investments in public companies. These investments were passive in nature and were generally relatively small. Given our focus on oil and gas, future investments of this nature are likely to be limited to opportunities that are of some strategic value to our core oil and gas business and are likely to be less passive in nature.

     In our 2001 fiscal year, we borrowed $125,000 from Howard Crosby, (an officer and shareholder of Cadence) and $10,000 from Dotson Exploration, a related party which is 48% owned by Messrs. Crosby and Ryan. These amounts were repaid in fiscal 2002 for cash of $45,000, and 300,000 shares of our common stock. In fiscal 2002, we had no net borrowings, and in the nine months ended June 30, 2003, we had total borrowings of $300,000, of which $140,000 was repaid in cash and $50,000 of which was repaid by the issuance of 50,000 shares of stock prior to the fiscal year-end. As of September 30, 2003, $50,000 of the balance of $110,000 was owed to Nathan A. Low, a shareholder of Cadence, while the remaining $60,000 was owed to Mr. Crosby.

     We spent  $19,000 in fiscal  2001,  $156,000 in fiscal 2002 and $356,000 in the nine month period ended June 30, 2003, for oil and gas leases and exploration. In the same periods we spent $0, $134,279 and $74,438, respectively for oil and gas drilling and operating expenses. Furthermore, given our capital constraints, we have been unable to employ full time technical and professional people, including geologists and or other oil and gas professionals. Consequently, we have obtained the services of these individuals largely on a consulting basis. We spent approximately $114,000 in fiscal 2001, $680,000 in fiscal 2002, and $359,000 in the nine month period ended June 30, 2003 for consulting services of this nature.

     During fiscal 2002 and the nine months ended June 30, 2003, we purchased fixed assets in the amounts of $172,482 and $54,872 respectively. These expenditures were primarily related to the purchase of well equipment, including pipelines, tanks, casings and pumping units.

     As of September 30, 2003, we had cash and cash equivalents of approximately $2.5 million. The $2.75 million of net proceeds remaining from our September 2003 sale of common stock will be used to pay our portion of the costs of drilling and completing wells on our DeSoto Parish acreage together with Bridas Energy. We anticipate funding our operating and administrative overhead out of revenues from the sale of our Texas oil production and our recently added Louisiana gas production.

     Note 2 to the financial statements as of September 30, 2002 and June 30, 2003 included as part of this prospectus discusses our significant operating losses raising substantial doubt about our ability to continue as a going concern. Subsequent to the date of those financial statements, in September and October 2003 we raised approximately $3.79 million in a private placement of our common stock, with a substantial portion of the net proceeds to be used to fund future operations. We believe that the proceeds received from our recent stock sales, together with internally generated funds expected from our oil and gas production during the next year, should be sufficient to meet our working capital and capital expenditure requirements through fiscal 2004, and therefore obviate the doubts about our ability to continue as a going concern. This determination will not be made until the forthcoming audit of our financial statements for the year ended September 30, 2003 is complete.

Results of Operations

Nine Months Ended June 30, 2003 and 2002

         Revenues

     During the nine months ended June 30, 2003, revenues from the sale of oil and gas totaled approximately $139,000, all from production from our wells in Texas. This revenue came from the sale of 4,688 net barrels of oil at an average price of $29.64 per barrel. We also realized a cash receipt of $50,000 in April 2003 from Bridas Energy upon transfer of a proportionate working interest in our leasehold acreage in DeSoto Parish, Louisiana that we are currently exploring with them on a joint basis. No revenues from oil and gas exploration were received in the comparable period of fiscal 2002.

         Expenses

     Our expenses during the comparative nine month periods break into two general categories: corporate and administrative overhead and expenses from oil and gas operations. Our overall general and administrative expenses include officer compensation, rent, travel, audits and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity. Expenses from oil and gas operations include consulting fees for technical and professional services related to oil and gas activities, leases, drilling expenses, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, and other expenses related to the procurement and development of oil and gas properties.

     The following table is a comparison of these two categories for the nine month periods ending June 30, 2003 and June 30, 2002, and the percentages these categories comprise of total expenses:

                                                            Nine Months Ended June 30,
                                           -------------------------------------------------------------
                                               2003                             2002
                                           -----------------------------     ---------------------------
                                                                % of                            % of
                                                               Total                           Total
                                                              Expenses                        Expenses
                                           --------------    -----------     ------------    -----------

Corporate and Administrative Overhead      $   816,000         60.2%         $  553,000        55.6%

Expenses from Oil and Gas Operations       $   539,000         39.8%         $  442,000        44.4%
                                           --------------    -----------     ------------    -----------
      Total Expenses                       $ 1,355,000          100%         $  995,000         100%
                                           ==============    ===========     ============    ===========

The Company's general and administrative expenes increased from $553,000 for the nine months ended June 30, 2002 to $816,000 for the comparable period of 2003, principally because of increased compensation for officers and directors and increased fees to professional service providers. The comparable year to year increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations, for the nine month periods ending June 30, 2003 and June 30, 2002.

                                                                    Nine Months Ended June 30,
                                                            --------------------------------------------
                                                                  2003                    2002
                                                            -----------------        ---------------
          Exploration & Leases                                 $    349,000             $   264,000

          Consulting                                           $    154,000             $   175,000

          Drilling                                                        -                       -

          Depletion, Depreciation and Amortization             $     36,000             $     3,000
                                                            -----------------        ---------------
                  Total Oil and Gas Expenses                   $    539,000             $   442,000
                                                            =================        ===============

Years Ended September 30, 2002 and 2001

         Revenues

     During fiscal 2002, revenues from sale of oil and gas, all realized during the 4th quarter of the year, totaled approximately $57,000, all from production from our wells in Texas. This revenue came from the sale of 2,120 net barrels of oil at an average price of $26.88 per barrel. No revenues from oil and gas operations were received in the comparable period of the prior year.

         Expenses

     The following table is a comparison of the three categories of expenses discussed above for the twelve month periods ending September 30, 2002 and September 30, 2001, and the percentage these categories comprise of total expenses.

                                                                  Years Ended September 30,
                                               -----------------------------------------------------------
                                                         2002                           2001
                                               ----------------------------    ---------------------------
                                                                    % of                          % of
                                                                  Total                          Total
                                                                 Expenses                      Expenses
                                                                -----------                   ------------
Corporate and Administrative Overhead            $ 1,032,000        68.2%          $326,000       100%

Expenses From Oil and Gas Operations             $   482,000        31.8%          $      -         -%

                                               -------------    -----------    ------------   ------------
        Total Expenses                           $ 1,514,000       100%            $326,000       100%
                                               =============    ===========    ============   ============

The Company's 2002 general and administrative expenses of $1,032,000 were almost $700,000 higher than those of the prior year, primarily because of the Company's substantial expenditures on outside consultants, who provided a variety of professional services. The Company expended $482,000 in 2002 as its business emphasis changed to oil and gas, while there were no comparable oil and gas expenditures in the prior year.

The following table reflects the major expense categories for the expenses from oil and gas opwerations, for the years ended September 30, 2002 and September 30, 2001.

                                                                  Years Ended September 30,
                                                            ----------------------------------------
                                                                   2002                    2001
                                                            -----------------        ---------------
          Exploration & Leases                                 $    157,000            $          -

          Consulting                                           $    200,000            $          -

          Drilling                                             $    121,000                       -

          Depletion, Depreciation and Amortization             $      4,000            $          -
                                                            -----------------        ---------------
                  Total Oil and Gas Expenses                   $    482,000            $          -
                                                            =================        ===============

Recent Accounting Pronouncements

     There have been no recently issued accounting pronouncements which we expect to have a material effect on our consolidated financial position or results of operations.


                                   MANAGEMENT

     The following table sets forth the name, age and position of each of our officers and directors:

             Name                            Age                     Position
             ----                            ---                     --------
       Howard M. Crosby                       51           President, Treasurer and Director
       John M. Ryan                           42           Vice President, Secretary and Director
       Kevin Stulp                            47           Director

     Under our Bylaws, the authorized number of directors of our company is set at no fewer than three and no more than ten directors. We currently have a board of directors with three members. Each director serves for a term of one year that expires at the following annual shareholders' meeting. Each officer serves at the pleasure of the board of directors and until a successor has been qualified and appointed. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

     We did not conduct an annual meeting following the fiscal year ended September 30, 2002. Therefore, the directors continue to serve beyond their elected term under provisions of the Utah Revised Business Corporation Act providing that the existing directors continue to serve until their successors are elected or appointed. Set forth below is certain biographical information regarding each of our directors and executive officers:

     Mr. Crosby has served as our President and a director since February 1994. He has served as our treasurer since January 1998. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of Western Goldfields, Inc., a publicly traded gold mining exploration company, and Dotson Exploration Company, Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), and Greatwall Minerals, Ltd., all privately held companies.

     Mr. Ryan has served as our Vice President of Corporate Development since September 1996, as Secretary since October 1998 and as a member of our board of directors since April 1997. Mr. Ryan is a professional mining engineer. From June 1996 to February 2000, Mr. Ryan served in various positions, such as President, Secretary and Director for Metalline Mining Company and Grand Central Silver Mines. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company and from July, 2000 to the present, he has served as a Director and Chief Financial Officer of Western Goldfields, Inc., a publicly traded gold mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Oxford Metallurgical, Inc., Nevada-Comstock Mining Company, Greatwall Minerals, Ltd., Continental Timber Company, Inc., Rio Grande Resources, Inc., and Dotson
Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

     Mr. Stulp has served as a director since March 1997. Since August 1995, Mr. Stulp has been an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of manufacturing reengineering. Mr. Stulp holds an M.B.A. and B.S. in Mechanical Engineering, both from the University of Michigan, and a B.S. from Calvin College, Grand Rapids, Michigan.

     Set forth below is certain biographical information about our primary geological consultant. While not an employee of ours, he is under contract to provide us with consulting services on a 75% of full-time basis.

     Mr. Lucius C. Geer has served as our chief consulting geologist since July 2001 and has been an independent geological consultant since 1971. Prior to that he held positions as Chief of Exploration for Texas Crude, Inc., a private Houston based oil and gas company. From 1966-1969 he was the Division Exploration Manager for Signal Oil & Gas based in Los Angeles. From 1957-1966 he was the Division Geophysicist for Union Oil of California (UNOCAL). Mr. Geer has an M.S. in Geology from the University of Houston and a B.S. in Geology from Mississippi State University.

Indemnification

     Our Bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Utah Corporation Code. However, such indemnification does not apply to acts of intentional misconduct, a knowing violation of law, or any transaction where an officer or director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information regarding compensation paid or accrued by us to or on behalf of our executive officers (determined as of September 30, 2003) for the fiscal years ended September 30, 2003, 2002 and 2001. None of our executive officers has any employment or other written agreement relating to his compensation.

                                                                                 Long Term Compensation
                                                                    --------------------------------------------------
                                      Annual Compensation                    Awards                  Payouts
                            ------------------------------------------------------------------------------------------
                                                                                 Securities
                                                        Other        Restricted    Under-
                                                        Annual         Stock       Lying       LTIP        All Other
 Name And Principal             Salary(1)    Bonus   Compensation     Award(s)    Options/    Payouts    Compensation
      Position        Year         ($)        ($)         ($)            ($)       SARs(#)      (#)          ($)
-------------------   ----  -------------    ------  ------------   -----------  ----------   -------    -------------
Howard M. Crosby      2003  $   178,000(2)      --         --       $        --       --       --             --
Chief Executive       2002  $   93,000 (2)      --         --       $        --       --       --             --
Officer               2001  $    42,400(2)      --         --       $        --       --       --             --

John P. Ryan          2003  $   222,500(3)      --         --       $        --       --       --             --
Vice President and    2002  $   144,255(3)      --         --       $        --       --       --             --
Secretary             2001  $    42,400(3)      --         --       $        --       --       --             --

Guma Aguiar           2003  $   109,600(4)      --         --       $        --       --       --             --

_______________

(1) Salary was structured to be paid part in cash and part in stock for all three fiscal years shown. The stock portion, 20,000 shares per quarter for the last two quarters of fiscal 2001 and for all four quarters of fiscal 2002 and 2003, was accrued quarterly. Of the shares awarded, 5,000 shares per quarter were for executive compensation, and 15,000 shares per quarter were for services as a director. The amounts reflect the total of cash plus the value all shares received for services as an officer and director.

(2) Mr. Crosby deferred the cash portion of his salary in fiscal years ended September 30, 2001 and 2002. In January 2002, he received 83,500 shares of our common stock in lieu of the $25,000 cash portion of his salary for the fiscal year ended September 30, 2001, which had a fair market value when issued of $25,000. For fiscal year 2002 Mr. Crosby elected to defer the cash portion of his salary of $51,255 until the Company had adequate production revenues to cover his salary. During the fiscal year ended
     September 30, 2003, Mr. Crosby received $18,000 in cash compensation, deferring the remaining $44,500 cash portion of his salary. After the end of fiscal year 2003, the Company paid the deferred portions of Mr. Crosby's accrued salary from fiscal years 2002 and 2003 in cash.

(3) Mr. Ryan deferred the cash portion of his salary, $25,000 for fiscal year 2001. The fiscal year 2001 salary was later paid through the issuance of common stock of the Company valued at $9,000 and the transfer of shares the Company owned in Trend Mining Company valued at $16,000. The cash portion of his salary for fiscal year 2002 was $51,255, $6,255 of which was deferred. The Company paid the deferred portion of his fiscal 2002 salary after the end of fiscal 2003. The cash portion of his salary for fiscal year 2003 was $62,500.

(4) Mr. Aguiar served as an executive officer and a director for the last quarter of fiscal year 2002 and for the first three quarters of fiscal year 2003 (through June 30, 2003). During fiscal year 2002 he received $10,000 of cash compensation and deferred $5,000. During fiscal year 2003 through June 30, 2003 he was entitled to cash compensation of $45,000 of which he received $15,000 in cash and deferred $30,000. In the final period of fiscal year 2003 he was entitled to $15,000 of non-executive compensation. In September 2003, and subject to a previous Board of Directors decision, he received 66,667 shares of stock, which had an agreed upon value of $50,000, for his past due deferred salary from fiscal years 2002 and 2003. He resigned as an executive officer and director effective June 30, 2003, but continues to work as an employee

Stock Option Grants

     During 2003, no stock options were granted to the named executive officers.

Option Values

     The following table contains information concerning the number of shares acquired and value realized from the exercise of options during fiscal 2003 and the number of unexercised options held by the named executive officers at September 30, 2003.

                                       Aggregate Option Exercises in Last Fiscal Year
                                                             And
                                                Fiscal Year End Option Values

                                                                                                    Value of Unexercised
                                                               Number of Shares of                  In-The-Money Options
                                                             Common Stock Underlying                     at Year End
                                                               Unexercised Options                  (September 2003)(1)
                                                         at Year End (September 30) 2003                     ($)
                                                         --------------------------------- -----------------------------------
                              Shares
                             Acquired
                                On       Value Realized
          Name               Exercise         ($)         Exercisable     Unexercisable      Exercisable     Unexercisable
-------------------------- ------------- --------------- --------------- ----------------- ---------------- ------------------
Howard M. Crosby               70,834    $     141,668         --              --                   --             --

John P. Ryan                   36,834    $      73,668         --              --                   --             --

Guma Aguiar                        --               --       200,000           --          $      380,000          --

_______________
(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

Option/SAR Grants

     In January 1992, the shareholders of Royal approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of our common stock could be awarded based on merit of work performed. As of September 30, 2003, 638 shares of common stock have been awarded under this Plan of which none are currently outstanding and exercisable. We currently have no other qualified stock or option plans.

     Absent an approved qualified plan, the Board has chosen to make option or warrant awards to select officers, directors, consultants, or shareholder/investors in order to induce them to assist us in implementing our business plan and to provide long term additional incentive. These options or warrants, as awarded, are not awarded pursuant to a qualified plan but are specific individual awards with varying terms and conditions. In some instances, the Board has reserved the right to cancel these awards for non-performance or other reasons, or has established a vesting schedule pursuant to which the award is earned.

Director Compensation

     As of October 1, 2003, we compensate our directors in cash and in shares of our common stock. We grant our directors (employee and nonemployee) 12,500 shares per quarter of completed service. In addition, the Board members may be granted stock options pursuant to Board recommendation and approval. We also pay our nonemployee directors $1,600 for each board meeting they attend in person and $600 for each telephonic meeting and our employee directors $600 for each board meeting they attend in person.

     During fiscal 2003, 225,000 shares were awarded to our directors as compensation. There are no contractual arrangements with any member of our board of directors. In addition, we granted options to purchase 200,000 shares of common stock to Kevin Stulp, a nonemployee director at an exercise price of $0.75 per share. Mr. Stulp exercised 100,000 of these options in the fiscal year 2003. Mr. Stulp's remaining options expire on March 1, 2007. We also granted options to purchase 200,000 shares of common stock to Guma Aguiar, who, at the time of grant was an employee director, at a price of $1.35, which options expire on July 8, 2007. Mr. Aguiar resigned his position as a director effective June 30, 2003.

                                                 Nonemployee Director Options
                                                        September 30, 2003

                                                                                  Shares of Common Stock
                      Name                                                    Underlying Unexercised Options
-------------------------------------------------                     ------------------------------------------------
Kevin Stulp                                                                                100,000

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of September 30, 2003, certain information with respect to the beneficial ownership of Cadence's common stock by (i) each person known by Cadence to beneficially own more than 5% of the outstanding shares, (ii) each director of Cadence, (iii) each executive officer of Cadence and (iv) all executive officers and directors of Cadence as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of Cadence's common stock set forth opposite such person's name.

               Name and Address of                   Amount and Nature of               Percent of
              Beneficial Owner (1)                 Beneficial Ownership (2)       Outstanding Shares (3)
    ------------------------------------------ -------------------------------- --------------------------
    Howard Crosby ...........................               1,201,218 (4)                   9.71%

    John Ryan ...............................                 976,734 (5)                   7.89%

    Kevin Stulp..............................                 290,250 (6)                   2.33%

    Nathan A. Low Roth IRA and affiliates....               2,287,852 (7)                  18.30%
    641 Lexington Avenue
    New York, New York

    Thomas Kaplan............................               2,410,992 (8)                  19.49%
    154 West 18th Street
    New York, New York

    All executive officers and directors ....               2,359,202 (9)                  18.91%
    as a group (3 persons)

_______________
*      Less than 1%
(1) Under the rules of the SEC, addresses are only given for holders of more than 5% of the outstanding common stock of Cadence who are not officers or directors of Cadence.
(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Represents the number of shares of common stock beneficially owned as of September 30, 2003 by each named person or group, expressed as a percentage of the sum of all of (i) the shares of such class outstanding as of such date, and (ii) the number of shares not outstanding, but beneficially owned by such named person or group as of such date.
(4) Includes 204,168 shares of common stock held by Crosby Enterprises, Inc. and 109,000 shares of common stock owned by Dotson Exploration Company.
(5) Includes 190,750 shares of common stock owned by Nancy Martin-Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan; 150,000 shares owned by J.P. Ryan Company, Inc.; 109,000 shares of common stock owned by Dotson Exploration Company; and 87,500 shares of common stock owned by Andover Capital Corporation.
(6)  Includes warrants currently exercisable for 100,000 shares of common stock.
(7) Includes 131,000 shares of common stock owned by Nathan A. Low, individually, options to purchase 27,360 shares of common stock owned by Nathan A. Low, individually, 40,000 shares of common stock held by the Nathan A. Low Family Trust, and options to purchase 100,000 shares of common stock owned by Lisa Low as Custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low.
(8) Consists of 480,811 shares of common stock owned by LCM Holdings LDC, 480,811 shares of common stock owned by Electrum Resources, LLC, 1,329,370 shares of common stock owned by Electrum Capital, LLC and 120,000 shares of common stock owned by CGT Management Ltd.
(9) Includes warrants currently exercisable for 100,000 shares of common stock; 204,168 shares of common stock held by Crosby Enterprises, Inc.; 109,000 shares of common stock owned by Dotson Exploration Company; 190,750 shares of common stock owned by Nancy Martin-Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Karen Ryan; 45,000 shares of common stock owned by Nancy Martin Ryan as custodian for Patrick Ryan; 150,000 shares owned by J.P. Ryan Company, Inc.; and 87,500 shares of common stock owned by Andover Capital Corporation


                              SELLING SHAREHOLDERS

     We issued to the selling shareholders the common stock and the warrants to purchase common stock that are covered by this prospectus pursuant to private placements in October 2002, April through June 2003, September 2003 and October 2003.

     The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of October 28, 2003, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of Cadence common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. [The selling shareholders have furnished all information with respect to such shareholder's share ownership.] Because the selling shareholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any offering made hereby.

     None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that (i) Guma Aguiar was an officer and director of Cadence, and Ellen Aguiar is Guma Aguiar's mother (ii) Thomas Kaplan, a 5% shareholder of Cadence, is a principal of LCM Holdings, LDC, (iii) Nathan A. Low, a 5% shareholder of Cadence, is the husband of Lisa Low, the father of Daniel Low, Michael Low, Gabriel Low and Chantal Low, and the son of Ruth Low and formed the Nathan Low Family Trust for the benefit of his family and (iv) Derek Caldwell is an employee of Sunrise Securities Corporation, which is controlled by Nathan A. Low, and has performed institutional investor relations services for Cadence.


                                                                                                               Percent of
                                                                                                              Class Owned
                                                                                            Beneficial            After
                                                    Shares of Common      Shares of       Ownership After     Offering if
                                                         Stock          Common Stock      Offering if All      All Shares
         Selling Shareholders                      Beneficially Owned    to be Sold       Shares are Sold       are Sold
         --------------------                      ------------------   ------------      ---------------     -----------
Ellen Aguiar (1)                                       461,283             300,000             111,283               *
American Friends of Yeshiva D'Mir(2)                    20,000              20,000                   0               0
American Friends of Shalva (3)                          10,280              10,280                   0               0
American Friends of Yad Ezra (4)                        20,000              20,000                   0               0
Moshe Azoulay                                          100,000             100,000                   0               0
B* Capital(5)                                           10,000              10,000                   0               0
Balestra Capital Partners, L.P.(6)                      50,000              50,000                   0               0
Michael S. Berlin                                       40,000              40,000                   0               0
Merlin Bingham                                           5,180               5,000                 180               *
Derek Caldwell                                          60,000              34,000              26,000               *
Concorde Bank Limited (7)                               15,000              15,000                   0               0
Robert Darbee                                           10,000              10,000                   0               0
David A. Dayton and Carol Dayton                         7,000               7,000                   0               0
Robert Denison                                          55,000 (8)          50,000 (8)           5,000               *
Buzz Fairchild                                          10,000              10,000                   0               0
Carol Gatewood IRA (9)                                  25,000              25,000                   0               0
James G. Groninger                                      20,000              20,000                   0               0
Floyd E. Hambleton                                      91,250              20,000              71,250               *
Stephen M. Harris                                       25,000              25,000                   0               0
Hazelton Capital Limited (10)                           10,000              10,000                   0               0
Joy A. Henshel                                           5,000               5,000                   0               0
James H. Harris, MD PSP Trust (11)                      10,000              10,000                   0               0
Joseph Klein III 10% Charitable Remainder
   Unitrust                                             12,000              12,000                   0               0
Marcia Kucher (12)                                         500 (12)            500 (12)              0               0
LCM Holdings, LDC (13)                                 480,811             160,000             320,811               2.50%
Nathan Leight                                           14,400              14,400                   0               0
John S. Lemak                                          100,000             100,000                   0               *
Leviticus Partners, L.P. (14)                          100,000             100,000                   0               0
Ruth Low                                                20,000              20,000                   0               0
Lisa Low, as custodian for Daniel Low                2,287,852 (15)          5,000 (15)      1,989,492              15.50%
Lisa Low, as custodian for Michael Low               2,287,852 (16)         70,000 (16)      1,989,492              15.50%
Lisa Low, as custodian for Gabriel Low               2,287,852 (17)         10,000 (17)      1,989,492              15.50%
Lisa Low, as custodian for Chantal Low               2,287,852 (18)         15,000 (18)      1,989,492              15.50%
Nathan A. Low                                        2,287,852 (19)        158,360 (19)      1,989,492              15.50%
Nathan Low Family Trust, DTD 4/12/96 (20)            2,287,852              40,000           1,989,492              15.50%
Jason Lyons                                                500 (21)            500 (21)              0               0
Scott Mager                                            100,000 (22)        100,000 (22)              0               0
James E. McDowell and Janet L. McDowell                 10,000              10,000                   0               0
Scott Notowitz and Shari Notowitz                       25,000 (23)         25,000 (23)              0               0
Paul Papi                                               20,000              20,000                   0               0
Michael Pisani                                          20,000              20,000                   0               0
Portside Growth and Opportunity Fund (24)              100,000             100,000                   0               0
Proteus Capital Corp. (25)                              57,000              50,000               7,000               *
Michael Ritger                                           5,000               5,000                   0               0
William J. Ritger                                      258,334             250,000               8,334               *
Elaine Roberts Investment Trust (26)                    25,000              25,000                   0               0
Seaside Partners, L.P.(27)                              40,000              40,000                   0               0
Sherleigh Associates Inc. PSP (28)                      80,000              80,000                   0               0
Smithfield Fiduciary LLC (29)                          400,000             400,000                   0               0
Shai Stern                                              30,000              10,000              20,000               *
Joyce Stump                                             10,000              10,000                   0               0
Joseph A. Tedesco                                       10,000              10,000                   0               0
Charles Wafer                                           50,000              50,000                   0               0
Michael H. Weiss                                       200,000             200,000                   0               0
Dov Weiner                                               6,000               6,000                   0               0
Wallis W. Wood                                           3,000               3,000                   0               0
Winton Capital Holdings Ltd. (30)                      100,000             100,000                   0               0
York Global Value Partners, L.P. (31)                   64,000              64,000                   0               0
York Select L.P. (32)                                  208,000             208,000                   0               0
York Select Unit Trust (33)                            128,000             128,000                   0               0

                                                   ------------------- ---------------- -------------------- ---------------
                                                     6,025,670           3,416,040           2,559,630           19.39%

_______________
*        Less than 1%.

(1) Number of shares beneficially owned includes 161,283 shares of common stock beneficially owned by Guma Aguiar. Number of shares to be sold includes 150,000 shares of common stock issuable upon exercise of warrants.
(2) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Mordechi Grunwald.
(3) Shares of common stock beneficially owned and to be sold consists of 10,280 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Leo Klein.
(4) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of warrants. We have been advised by the selling shareholder that its controlling person is Zvi Waldman.
(5) We have been advised by the selling shareholder that its controlling person is Geannine Charriere.
(6) We have been advised by the selling shareholder that its controlling person is James Melcher.
(7) We have been advised by the selling shareholder that its controlling person is Remy Chapentier.
(8)  Includes 25,000 shares of common stock issuable upon exercise of warrants.
(9) We have been advised by the selling shareholder that its controlling person is Carol Gatewood.
(10) We have been advised by the selling shareholder that its controlling person is Marvin Igelman.
(11) We have been advised by the selling shareholder that its controlling person is James H. Harris.
(12) Consists of 500 shares of common stock issuable upon exercise of options.
(13) We have been advised by the selling shareholder that its controlling person is Thomas Kaplan.
(14) We have been advised by the selling shareholder that its controlling person is Adam Hutt.
(15) Includes 2,440,992 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(16) Includes 2,375,492 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(17) Includes 2,435,492 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Daniel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(18) Includes 2,287,132 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Daniel Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(19) Includes 2,445,492 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust and Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of 27,360 shares of common stock issuable upon exercise of options.
(20) The number of shares beneficially owned includes 2,405,492 shares of common stock beneficially owned by Nathan A. Low Roth IRA, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.

(21) Consists of 500 shares of common stock issuable upon exercise of options.
(22) Includes 50,000 shares of common stock issuable upon exercise of warrants.
(23) Includes 12,500 shares of common stock issuable upon exercise of warrants.
(24) We have been advised by the selling shareholder that the Investment Advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark and Thomas Strauss. As such, Messrs. Cohen, Stark and Strauss may be deemed beneficial owners of such shares. Messrs. Cohen, Stark and Strauss disclaim beneficial ownership of such shares.
(25) We have been advised by the selling shareholder that its controlling person is Douglas Newby. Numnber of shares to be sold consists of common stock issuable upon the exercise of an option.
(26) We have been advised by the selling shareholder that its controlling person is Elaine Roberts.
(27) We have been advised by the selling shareholder that its controlling person is Bill Ritger.
(28) We have been advised by the selling shareholder that its controlling person is Jack Silver.
(29) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.
(30) We have been advised by the selling shareholder that its controlling person is Marc Belzberg.
(31) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(32) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(33) We have been advised by the selling shareholder that its controlling person is James G. Dinan.

                              PLAN OF DISTRIBUTION

     The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

     The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

     The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We paid finder's fees of (i) $376,565, and options to purchase 157,640 shares of common stock at $2.50 per share, expiring on September 30, 2008, to Sunrise Securities Corporation, (ii) 11,000 shares of common stock to Nathan A. Low, (iii) $6,250 to Grosvenor Capital, Ltd. of London, England, and (iv) $5,000 to David Nahmias. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

                           RELATED PARTY TRANSACTIONS

     Nevada-Comstock Mining Company, formerly Caledonia Silver-Lead Mines, Inc., is owned approximately 1.2% by Howard Crosby, chief executive officer and director, 1.2% by John Ryan, vice president and director, and 35% by Cadence. Cadence had unpatented mineral claims in Kil Group and West Mullan Group, which it sold during the fiscal year ended September 30, 2002, to Caledonia in exchange for 3,501,980 shares of Caledonia's common stock, par value $.10 per share. The Board of Directors valued the Caledonia shares at $350,198. The board of directors deemed the value of Kil Group and West Mullan Group to be de minimus, recording all but $20,000 of the amount received as gain.

     Messrs. Crosby and Ryan collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of Cadence's shares of common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and Cadence made two loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities of the common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, valued by the Board of Directors at $33,380 as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. Of the total amount of principal and interest Dotson owed Cadence, $57,100, the amount of $3,720 remained outstanding at September 30, 2003, which amount is payable on demand and bears interest at 10% per annum.

     In September 2000, Cadence, through its wholly owned subsidiary, Celebration Mining Company, entered into a 5-year, $6,000 per year lease agreement with Oxford Metallurgical, Inc., a company of which Messrs. Crosby and Ryan collectively own a majority, on Cadence's Palisades Group property consisting of eight unpatented mineral claims. The lease permitted payment in cash or 10,000 Oxford shares per $3,000 of lease payments. Cadence terminated the lease in fiscal 2002.

     In October 2001, Cadence issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, Cadence issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to Cadence in the principal amount of $30,000 in the November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which Cadence issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

     On January 22, 2002, Cadence transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to Cadence in exchange for 300,000 shares of Cadence, which shares are held by J.P. Ryan Company, Inc. held 100% by John Ryan, Andover Capital Corporation held 100% by John Ryan, and Dotson Exploration Company.

     In April 2002, Mr. Crosby purchased 83,334 Cadence investment units and Mr. Ryan purchased 43,334 Cadence investment units at $0.30 per unit, each unit consisting of one share of common stock and one warrant exercisable at $0.30 (see also below description of additional purchases of units by significant shareholders). The warrants contained a provision which allowed cashless exercise when and if Cadence common stock traded at or above $1.50 per share. Also, in April 2002, Cadence issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 Cadence shares owned by Mr. Ryan that he had transferred to third parties to pay Cadence invoices.

     During fiscal 2003, Mr. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. The $50,000 loan was one of three bridge loans, one for $50,000 from Kevin Stulp (see below) and one for $100,000 from the Nathan A. Low Family Trust (see below). Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Crosby waived the interest on both loans, which Cadence has recorded as income.

     In February 2003, Kevin Stulp, director, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600, to Mr. Stulp as an inducement to making the loan. In April 2003, Cadence repaid $25,000 of the $50,000 loan in cash and in July 2003, it issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Stulp waived interest on this loan which Cadence has recorded as income. In July 2003, Mr. Stulp exercised a warrant to purchase 100,000 shares of common stock at $.75 per share.

     In April 2002, the Nathan A. Low Roth IRA purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. The Nathan A. Low Roth IRA gave Cadence a non-interest bearing note for $150,000 for the partial payment of the units. The due date was June 15, 2002 and the note was paid in full and on time.

     In April 2002, entities controlled by Thomas Kaplan purchased 1,083,334 of the investment units described above for $0.30 per unit, for a total of $325,000. These entities gave Cadence two non-interest bearing notes for $150,000 for the partial payment of the units. The due date for the notes was June 15, 2002 and they were paid in full and on time.

     In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan exercised warrants acquired as part of the unit offering referred to above. The exercise was done in a cashless transaction whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for 1,083,334 shares of stock, netting 907,658 shares.

     In 2002, Nathan Low, a Cadence Resources major shareholder, and Cadence decided to form a limited partnership to acquire and develop oil and natural gas properties. Low planned to seek investors to invest as limited partners in the partnership. On August 1, 2002, Cadence formed Cadence Resources Limited Partnership, with Cadence as the sole general partner. Low had not brought any investors to the partnership by the time the partnership was ready to acquire oil and gas interests. Therefore, Low elected to provide the initial funding, $250,000, for the first prospect, in the form of the purchase of a limited partnership interest in the partnership. Cadence paid Sunrise Securities Corporation, an entity controlled by Low, a finders' fee on this funding. Also, on August 1, 2002, Sunrise Securities Corporation, together with Low and his assigns, the limited partnership and Cadence entered into the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility, a $20 million funding agreement. This was intended to provide further equity investments in the partnership. It was structured so that the Low parties had the option, but not the obligation, to provide capital contributions to the partnership. In partial consideration for entering into the drawdown facility, the Low parties were given a right of first refusal to provide funding for any drilling project contemplated by the partnership.

     Cadence and Low have agreed in principle as to the termination of the drawdown facility, the repurchase of Low's limited partnership interest for $250,000, dissolution of the partnership and related matters and in October 2003, Low received $250,000 from Cadence for the repurchase. The following description of the transactions with regard to the partnership should be read in light of the foregoing disclosure.

     In the formation of the partnership, Cadence contributed $12,500 and its interest in the Virgin Reef #2B well in Wilbarger County, Texas (which was being prepared to be drilled) to the partnership and Low, the limited partner, contributed $250,000 in cash. The Virgin Reef #2B well was a dry hole. However, a portion of the $250,000 was used to advance the drilling on the West Electra Lake #1 well. For example, $24,552 was spent on seismic acquisition and processing which covered the #2B well and also the West Electra Lake #1 well acreage. Also $26,105 of the limited partnership funds was spent on the leasing of the West Electra Lake Prospect as well as $16,077 on preparatory costs for the West Electra Lake #1 well. Prior to the limited partner's request for repayment of the limited partner's contribution (see below), Cadence had granted the limited partner a 5% working interest in the #1 well. However, the limited partner has agreed to convey his working interest in the #1 well to Cadence as part of the buyout of his limited partnership interest by Cadence.

     Low also advanced $300,000 to the partnership to explore natural gas interests in Michigan in the Black Bean Unit. As an inducement for this advance, Cadence issued Low 120,000 shares of common stock valued at $210,000. As an additional inducement to making the $300,000 advance, Low was granted a 2.25% working interest in each well in the Black Bean Unit in Michigan that was drilled using the $300,000 until "unitized well payout," the point at which the partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells will be reduced to a 2.00% working interest. Cadence has repaid the $300,000 loan.

     In February 2003, Cadence gave a $100,000 note, as part of the $200,000 bridge loans referenced above, to the Nathan A. Low Family Trust at an interest rate of 8%. Cadence issued 40,000 shares valued at $31,200 as an inducement to making the loan. The principal on this note was repaid in full in October 2003.

     Cadence issued approximately 1,671,400 shares of its common stock in September and October 2003 in a brokered private placement. It paid sales commissions of $376,565 in cash and a warrant to purchase 157,640 shares for $2.50 per share to a broker, Sunrise Securities Corporation, a company owned by Nathan Low. It also issued 11,000 shares of Cadence common stock valued at $2.90 per share to Nathan Low in connection with the private placement.

     CGT Management, Ltd., in which members of the Thomas Kaplan family have an indirect interest, loaned Cadence $300,000 in 2003 at 10% interest. As an inducement for making the loan, Cadence, in fiscal 2003, issued 120,000 shares valued at $168,000 to CGT Management. Mr. Kaplan disclaims beneficial ownership of the shares under the Exchange Act. The $300,000 loan and interest were repaid in full in October 2003.

     In the ordinary course of Cadence's business, Cadence acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. In fiscal 2002, Cadence made available for sale to its executive officers, directors and consultants a portion of working interests in the #1A well in Wilbarger County, Texas on terms no less favorable to Cadence than those at which interests would otherwise have been sold to third party investors in that well. Messrs. Crosby and Ryan each acquired from Cadence a 6% working interest in the #1A well in Wilbarger County, Texas for $40,800 in fiscal year 2002. Expenses are deducted from the production checks and to date, production has been sufficient to cover expenses. Cadence sold these working interests to raise the capital to drill the well.

     Lucius C. Geer, a consultant to Cadence who manages its acquisition, exploration and production operations, has entered several agreements with Cadence. In October 2001, Geer entered into an agreement with Cadence under which Cadence purchased from Geer and an associate of Geer's, geological information for $30,000 cash and a 2% overriding royalty interest each to Geer and his associate, in the Virgin Reef Prospect in Wilbarger County, Texas. Effective December 31, 2001, Cadence assigned Geer a 2% overriding royalty interest in the oil, gas and mineral lease from the W. T. Waggoner Estate in Wilbarger County, Texas. In April 2003, Cadence assigned Geer and an associate each a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana. Effective August 1, 2003, Cadence and Geer amended their February 1, 2002 Letter Agreement with respect to the creation and funding of a geological and operations office to be staffed by Geer and paid for by Cadence. Under the agreement, Geer agreed to evaluate the geological feasibility and land availability of agreed upon areas in order to locate prospects that meet certain criteria. The agreement provides that Geer will devote 75% of his time to his work for Cadence for $7,500 per month. On each lease that Cadence acquires under the agreement, Cadence must assign Geer an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from such lease, which amount is to be reduced proportionately if the lease covers less than the full fee mineral estate.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2003, we had 12,372,827 shares of common stock issued and outstanding. Only one class of preferred stock is issued and outstanding. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.

Common Stock

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

     Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

     Cadence's Board of Directors has authorized the issuance of 2,500,000 shares of Class A Preferred Shares. As of September 30, 2003, there were 34,950 shares of Class A Preferred Shares outstanding. The Class A Preferred Shares are entitled to a 15% annual dividend, paid quarterly, the right to convert each share of Class A Preferred Stock into one share of Cadence's common stock at a price of $1.50 per share, provided that certain conditions are met. The Class A Preferred Shares mature seven years from the date of issuance. At maturity, the Class Preferred Shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date

     No other classes of preferred stock are outstanding

Options

     The options being registered on behalf of American Friends of Yeshiva D'Mir, American Friends of Shalva, Marcia Kucher, Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low, Nathan A. Low and Jason Lyons are exercisable at a price of $2.50 per share and expire in September 2008. The options being registered on behalf of Proteus Capital Corp. are exercisable at a price of $1.70 per share and expire on June 18, 2007. The options may be exercised on a cashless basis at any time by the option holder.

     The options may be exercised in whole or in part, subject to the limitations provided in the options. Any option holders who do not exercise their options prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the options and any outstanding options will become void and be of no further force or effect.

     Holders of the options have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the options.

Warrants

     The warrants being registered on behalf of Ellen Aguiar, Robert Denison, Scott Mager and Scott and Shari Notowitz are exercisable at $1.35 per share and expire on October 17, 2005. The warrants may be exercised on a cashless basis at any time by the warrant holder.

     The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect.

     Holders of the warrants have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the warrants.

Election and Removal of Directors

     Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

Shareholder Meetings

     Our Bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is OTC Stock Transfer, 231 E. 211 South, Suite #3, Salt Lake City, Utah 84115. The mailing address is P. O. Box 65665, Salt Lake City, Utah 84165. Its telephone number is
(801) 485-5555 and facsimile is (801) 486-0562.

                                     EXPERTS

     Our financial statements appearing in this prospectus have been examined by the accounting firm of Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1970, Spokane, Washington 99201. These financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Cadence Resources Corporation and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

     You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)

                                 C O N T E N T S







Independent Auditor's Report.................................................F-1
Independent Review Report....................................................F-2
Balance Sheets...............................................................F-3
Statements of Operations and Comprehensive Loss..............................F-5
Statement of Stockholders' Equity............................................F-6
Statements of Cash Flows.....................................................F-8
Notes to the Financial Statements...........................................F-10

The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington

                          INDEPENDENT AUDITOR'S REPORT


We have audited the accompanying balance sheets of Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) as of September 30, 2002, and 2001, and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) as of September 30, 2002 and 2001, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 17 to the financial statements, an error resulting in an understatement of previously reported net losses as of September 30, 2002, was discovered by management of the Company during January 2003. Accordingly, an adjustment has been made to the accompanying financial statements as of September 30, 2002 to correct the error.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 9, 2003, except for Notes 8, and 17 which are dated January 20, 2003

The Board of Directors
Cadence Resources Corp.
(Formerly Royal Silver Mines, Inc.)
Walla Walla, Washington


                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) as of June 30, 2003, and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for the nine months ended June 30, 2003 and June 30, 2002. All information included in these financial statements is the representation of the management of Cadence Resources Corporation.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the years ended September 30, 2002 and 2001 were audited by us and we expressed an unqualified opinion on them in our report dated January 9, 2003, except for Notes 8 and 17 which are dated January 20, 2003. We have not performed any auditing procedures since those dates.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 18 to the financial statements, during period from July 2003 thru October 23, 2003, the Company sold substantial amounts of common stock as part of a private placement and had other stock based transactions. These transactions have a substantial effect upon the Company's financial condition.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 19, 2003, except for Notes 7 and 18 which are dated October 23, 2003

                                        CADENCE RESOURCES CORPORATION
                                     (FORMERLY ROYAL SILVER MINES, INC.)
                                               BALANCE SHEETS

                                                          June 30,                 September 30,
                                                        -----------        ------------------------------
                                                         2003                2002
                                                      (Unaudited)          (Restated)            2001
     ASSETS

     CURRENT ASSETS
       Cash                                             $    79,440        $    40,011        $   191,684
       Oil & gas revenue receivable                          23,422             26,123                  -
       Receivable from working interest owners               12,873             16,037                  -
       Notes receivable                                      10,020             13,078             18,000
       Prepaid expenses                                       5,000             27,500              1,275
       Other current assets                                     425                431                425
                                                        -----------        -----------        -----------
           TOTAL CURRENT ASSETS                             131,180            123,180            211,384
                                                        -----------        -----------        -----------

OIL AND GAS PROPERTIES, USING
    SUCCESSFUL EFFORTS ACCOUNTING
       Proved properties                                    208,694             48,694                  -
       Unproved properties                                  312,457             78,997                  -
       Wells and related equipment and facilities           191,996             67,374                  -
       Support equipment and facilities                     110,108            105,108                  -
       Prepaid mineral leases                               150,852            177,177             82,155
       Less accumulated depreciation, depletion,
           amortization and impairment                      (40,677)            (4,312)                 -
                                                        -----------        -----------        -----------
           TOTAL OIL AND GAS PROPERTIES                     933,430            473,038             82,155
                                                        -----------        -----------        -----------

PROPERTY AND EQUIPMENT
       Furniture and equipment                                1,440              1,440              1,440
       Less accumulated depreciation                         (1,440)            (1,440)            (1,440)
                                                        -----------        -----------        -----------
           TOTAL PROPERTY AND EQUIPMENT                           -                  -                  -
                                                        -----------        -----------        -----------
OTHER ASSETS
       Investments                                          598,454            448,793            104,343
                                                        -----------        -----------        -----------
NONCURRENT ASSETS
       Net assets of discontinued operations                246,757            246,757            266,757
                                                        -----------        -----------        -----------
TOTAL ASSETS                                            $ 1,909,821        $ 1,291,768        $   664,639
                                                        ===========        ===========        ===========

               The accompanying notes are an integral part of these financial statements.

                                             CADENCE RESOURCES CORPORATION
                                           (FORMERLY ROYAL SILVER MINES, INC.)
                                              BALANCE SHEETS (CONTINUED)

                                                            June 30,                    September 30,
                                                          ----------         -------------------------------
                                                            2003                   2002
                                                          (Unaudited)           (Restated)            2001

LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
    Accounts payable                                     $    132,898        $    119,923        $    158,857
    Revenue distribution payable                               13,985              14,835                   -
    Payable to related party                                  181,500               2,500               8,231
    Deferred working interest                                       -              22,184                   -
    Interest payable                                            6,733                   -                   -
    Accrued compensation                                       96,861              66,261              50,000
    Notes payable - related parties                           160,000                   -             135,000
                                                         ------------        ------------        ------------
           TOTAL CURRENT LIABILITIES                          591,977             225,703             352,088
                                                         ------------        ------------        ------------

COMMITMENTS AND CONTINGENCIES                                       -                   -                   -
                                                         ------------        ------------        ------------

REDEEMABLE PREFERRED STOCK                                     59,925                   -                   -
                                                         ------------        ------------        ------------

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 100,000,000
           shares authorized, 9,911,526, 6,866,210
           and 2,453,890 shares issued and
           outstanding, respectively                           99,115              68,662              24,539
    Additional paid-in capital                             14,486,964          13,291,965          12,198,855
    Stock options                                             849,133             626,790                   -
    Stock warrants                                             62,792             233,334                   -
    Accumulated deficit                                   (14,244,578)        (12,906,132)        (11,760,681)
    Accumulated other comprehensive income (loss)               4,493            (248,554)           (150,162)
                                                         ------------        ------------        ------------
           TOTAL STOCKHOLDERS' EQUITY                       1,257,919           1,066,065             312,551
                                                         ------------        ------------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                         $  1,909,821        $  1,291,768        $    664,639
                                                         ============        ============        ============

                The accompanying notes are an integral part of these financial statements.

                                                   F-4

                                                  CADENCE RESOURCES CORPORATION
                                               (FORMERLY ROYAL SILVER MINES, INC.)
                                         STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                        Nine Months Ended June 30,      Years Ended September 30,
                                                       ---------------------------     ---------------------------
                                                          2003            2002             2002
                                                       (Unaudited)     (Unaudited)      (Restated)        2001
                                                       ------------    -----------     -----------     -----------
REVENUES
       Oil and gas revenue                             $   138,780     $         -     $    56,608     $         -
       Sale of drilling and production rights               50,000               -               -               -
                                                       -----------     -----------     -----------     -----------
               Total Revenues                              188,780               -          56,608               -
                                                       -----------     -----------     -----------     -----------

OPERATING EXPENSES
       Depreciation, depletion and amortization             36,365             -             4,312             402
       Officers' and directors' compensation               273,477          97,510         152,510          80,250
       Consulting                                          477,670         538,600         934,254               -
       Oil and gas lease expenses                           86,015          85,689         131,812               -
       Exploration and drilling                             74,438         178,769         134,279               -
       Lease operating expenses                            188,740               -          12,279               -
       Other general and administrative                    218,108          94,862         144,192         245,432
                                                       -----------     -----------     -----------     -----------
               Total Expenses                            1,354,813         995,430       1,513,638         326,084
                                                       -----------     -----------     -----------     -----------
LOSS FROM OPERATIONS                                    (1,166,033)       (995,430)     (1,457,030)       (326,084)
                                                       -----------     -----------     -----------     -----------
OTHER INCOME (EXPENSE)
       Interest income                                         136              27           1,034             100
       Interest expense                                    (88,630)         (4,722)         (5,872)        (25,711)
       Partnership loss                                    (15,200)              -               -               -
       Management fees                                         -               -            10,000               -
       Gain (loss) on debt forgiveness                      (1,699)          6,109           6,109               -
       Loss on disposition and impairment of assets        (67,020)        (20,288)        (29,890)        (82,482)
                                                       -----------     -----------     -----------     -----------
               Total Other Income (Expense)               (172,413)        (18,874)        (18,619)       (108,093)
                                                       -----------     -----------     -----------     -----------

LOSS BEFORE TAXES                                       (1,338,446)     (1,014,304)     (1,475,649)       (434,177)

INCOME TAXES BENEFIT                                             -          66,040          66,040               -
                                                       -----------     -----------     -----------     -----------

LOSS FROM CONTINUING OPERATIONS                         (1,338,446)       (948,264)     (1,409,609)       (434,177)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS
       Gain (loss) from mining operations (net
       of income taxes)                                          -         264,158         264,158        (441,038)
                                                       -----------     -----------     -----------     -----------

NET LOSS                                                (1,338,446)       (684,106)     (1,145,451)       (875,215)

OTHER COMPREHENSIVE INCOME (LOSS)
       Unrealized gain (loss) on market value of
             investments                                   253,047          (8,909)        (98,392)       (115,773)
                                                       -----------     -----------     -----------     -----------

COMPREHENSIVE LOSS                                     $(1,085,399)    $  (693,015)    $(1,243,843)    $  (990,988)
                                                       ===========     ===========     ===========     ===========
LOSS PER COMMON SHARE BASIC AND DILUTED:
       Net loss from continuing operations             $     (0.12)    $     (0.22)    $     (0.28)    $     (0.27)
       Net gain (loss) from discontinued operations            nil            0.06            0.05           (0.28)
                                                       -----------     -----------     -----------     -----------
NET LOSS PER COMMON SHARE                              $     (0.12)    $     (0.16)    $     (0.23)    $     (0.55)
                                                       ===========     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF
       COMMON SHARES OUTSTANDING,
       BASIC AND DILUTED                                 8,976,820       4,348,048       4,965,179       1,548,785
                                                       ===========     ===========     ===========     ===========

                        The accompanying notes are an integral part of these financial statements.

                                                        CADENCE RESOURCES CORPORATION
                                                      (Formerly Royal Silver Mines, Inc.)
                                                      STATEMENT OF STOCKHOLDERS' EQUITY

                                     Common Stock                                                           Accumulated    Total
                                 --------------------   Additional                                              Other      Stock-
                                 Number                   Paid-in        Stock       Stock     Accumulated  Comprehensive holders'
                               of Shares     Amount       Capital       Options     Warrants     Deficit        Loss       Equity
                               ---------   ----------   ------------   ---------    --------   ------------   --------  -----------
Balance,
     September 30, 2000        1,199,607   $   11,996   $ 11,767,998   $       -    $      -   $(10,885,466)  $(34,389) $   860,139

Shares issued to consultants
  and others for services at
     prices varying from
     $0.30 to $1.40
     per share                   174,375        1,744         95,656           -           -              -          -       97,400

Shares issued to officers for
     investments at $0.40 per
     share                       310,000        3,100        120,900           -           -              -          -      124,000

Shares issued to officers for
     investment and cash at
     $0.25 per share             160,000        1,600         38,400           -           -              -          -       40,000

Shares issued to officers and
     directors for services at
     $0.25 to $0.30 per share    110,000        1,100         29,150           -           -              -          -       30,250

Adjustment for fractional
     shares issued                 4,074           41            (41)          -           -              -          -            -

Shares issued for loan
consideration at $0.30
     per share                    62,500          625         18,125           -           -              -          -       18,750

Shares issued for cash at
     $.030 per share             393,334        3,933        114,067           -           -              -          -      118,000

Shares issued for marketing
     services at $0.30
     per share                    40,000          400         14,600           -           -              -          -       15,000

Net loss for year ended
     September 30, 2001                -            -              -           -           -       (875,215)         -     (875,215)

Unrealized loss on market value
     of investments                    -            -              -           -           -              -   (115,773)    (115,773)
                               ---------   ----------   ------------   ---------    --------   ------------   --------  -----------
Balance,
     September 30, 2001        2,453,890       24,539     12,198,855           -           -    (11,760,681)  (150,162)     312,551

Shares issued for cash at
     $0.24 to $0.50 per share    783,000        7,830        234,070           -           -              -          -      241,900

Shares issued to officer for
     debt at $0.30 per share     300,000        3,000         87,000           -           -              -          -       90,000

Shares issued to officers,
     consultants and others
     for services, accrued
     compensation and prepaid
     expenses at $0.30 to
     $0.38 per share             589,184        5,892        205,775           -           -              -          -      211,667

Shares issued for cash with
     warrants attached at
     $0.30 per share           2,333,336       23,333        443,333           -     233,334              -          -      700,000

Shares issued to officer for
     reimbursement of expenses
     paid for Company at $1.03
     per share                     6,800           68          6,932           -           -              -          -        7,000

Shares issued for investment at
     $0.30 per share             400,000        4,000        116,000           -           -              -          -      120,000

                        The accompanying notes are an integral part of these financial statements.

                                                        CADENCE RESOURCES CORPORATION
                                                      (Formerly Royal Silver Mines, Inc.)
                                                      STATEMENT OF STOCKHOLDERS' EQUITY

                                     Common Stock                                                           Accumulated    Total
                                 --------------------   Additional                                              Other      Stock-
                                 Number                   Paid-in        Stock       Stock     Accumulated  Comprehensive holders'
                               of Shares     Amount       Capital       Options     Warrants     Deficit        Loss       Equity
                               ---------   ----------   ------------   ---------    --------   ------------   --------  -----------
Options issued to directors                $            $
   and consultants
   for services                        -            -              -   $ 626,790    $      -   $          -   $      -      626,790

Net loss for the year ended
   September 30, 2002                  -            -              -           -           -     (1,145,451)         -   (1,145,451)

Unrealized loss on market
   value of investments                -            -              -           -           -              -   (98,392)      (98,392)
                               ---------   ----------   ------------   ---------    --------   ------------   -------     ---------

Balance
   September 30, 2002,
   (restated)                  6,866,210       68,662     13,291,965     626,790     233,334    (12,906,132) (248,554)    1,066,065

Shares issued for cash with
   warrants attached at an
   average of $0.52 per unit     212,500        2,125         61,750           -      46,125              -         -       110,000

Shares issued to officers,
   directors and others for
   services at $0.78
   to $1.00                      297,500        2,975        268,225           -           -              -         -       271,200

Shares issued for loan
   consideration at
   $0.78 per share               100,000        1,000         77,000           -           -              -         -        78,000

Shares issued from exercise of
   warrants                     1,815,316       18,153       198,514           -    (216,667)             -         -             -

Shares issued for cash at
   $0.80 to $1.00 per share       500,000        5,000       475,000           -           -              -         -       480,000

Shares issued for related party
   payable at $1.00 per share     120,000        1,200       118,800           -           -              -         -       120,000

Options issued to consultants
   for services                         -            -             -     222,343           -              -         -       222,343

Dividends paid on preferred
   stock                                -            -        (4,290)          -           -              -         -        (4,290)

Net loss for the nine months
   ended June 30, 2003
   (unaudited)                          -            -             -           -           -     (1,338,446)        -    (1,338,446)

Unrealized gain on market
   value of investments
   (unaudited)                          -            -             -           -           -              -   253,047       253,047
                                ---------   ----------   ------------   --------    --------   ------------   -------     ---------
Balance,
   June 30, 2003 (unaudited)    9,911,526   $   99,115   $ 14,486,964   $849,133    $ 62,792   $(14,244,578) $  4,493   $ 1,257,919
                                =========   ==========   ============   ========    ========   ============  ========   ===========

                        The accompanying notes are an integral part of these financial statements.

                                                                F-7

                                                 CADENCE RESOURCES CORPORATION
                                                 (FORMERLY ROYAL SILVER MINES, INC.)
                                                    STATEMENTS OF CASH FLOWS

                                                                Nine Months Ended                  Year Ended
                                                                     June 30,                     September 30,
                                                           ----------------------------    ---------------------------
                                                               2003           2002           2002
                                                            (Unaudited)    (Unaudited)     (Restated)         2001
                                                           ------------    ------------    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                                              $(1,338,446)    $  (684,106)    $(1,145,451)    $  (875,215)
     Adjustments to reconcile net loss to net cash
        used by operating activities:
           Loss (gain) on sale of equipment                          -               -               -            (115)
           Loss (gain) on sale of investments                   65,220         (20,288)        (29,890)         85,446
           Partnership loss                                     15,200               -               -               -
           Loss (gain) from mining operations                        -        (330,198)       (330,198)        441,038
           Gain (loss) on debt forgiveness                       1,699           6,109               -               -
           Depreciation, depletion and amortization             36,365               -           4,312             402
           Issuance of common stock for services               271,200         169,667         211,667         142,650
           Issuance of common stock for
                 reimbursement of expenses                           -           7,000           7,000               -
           Issuance of common stock for loan
                 consideration                                  78,000               -               -          18,750
           Investment given for services                         7,200               -               -               -
           Issuance of stock options for
                 consulting fees                               222,343         324,000         626,790               -

           Loss on devaluation of investments                        -               -               -           8,000
     Changes in assets and liabilities:
           Oil & gas revenue receivable                          2,701               -         (26,123)              -
           Receivable from working interest owners               3,164         (18,830)        (16,037)              -
           Notes receivable                                      3,058         (40,000)        (30,000)        (15,000)
           Other current assets                                      6               -              (6)           (275)
           Prepaid expenses                                     22,500           1,275         (26,225)        (83,430)
           Prepaid mineral leases                               73,925         (72,603)        (95,022)              -
           Accounts payable                                     12,975         (43,940)        (38,934)         49,742
           Revenue distribution payable                           (850)              -          14,835               -
           Deferred working interest                           (22,184)         42,565          22,184               -
           Interest payable                                      6,733               -               -               -
           Accrued expenses                                     38,100          30,261          50,261          50,000
           Payable to related parties                                -               -               -           8,231
                                                           -----------     -----------     -----------     -----------
        Net cash provided (used) by operating activities      (501,091)       (629,088)       (800,837)       (169,776)
                                                           -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of investments                                   (10,147)        (22,527)        (33,889)         (7,908)
     Purchase and development of proved and
        unproved properties                                   (169,210)       (124,424)       (127,691)              -
     Purchase of mineral leases                                (47,500)              -               -               -
     Purchase of fixed assets                                  (54,872)       (101,601)       (172,482)              -
     Sale of fixed assets                                            -               -               -           3,000
     Sale of investments                                        16,614          80,499          86,326          92,453
        Net cash provided (used) by investing activities   $  (265,115)    $  (168,053)    $  (248,736)    $    87,545

                               The accompanying notes are an integral part of these financial statements.

                                                                  F-8

                                                CADENCE RESOURCES CORPORATION
                                              (FORMERLY ROYAL SILVER MINES, INC.)
                                              STATEMENTS OF CASH FLOWS (Continued)

                                                           Nine Months Ended               Year Ended
                                                               June 30                    September 30,
                                                      --------------------------      ------------------------
                                                          2003           2002           2002
                                                        (Unaudited)   (Unaudited)     (Restated)       2001
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock for cash                  $ 480,000      $ 678,566      $ 708,566      $ 123,000
     Issuance of preferred stock for cash                  59,925            -              -              -
     Issuance of common stock and warrants for cash       110,000        233,334        233,334            -
     Proceeds from notes payable - related parties            -          (35,000)           -          135,000
     Payments of preferred stock dividends                 (4,290)           -              -              -
     Proceeds from notes payable                          300,000            -              -              -
     Payments of notes payable                           (140,000)           -          (45,000)           -
                                                                                      ---------      ---------
         Net cash provided by financing activities        805,635        876,900        896,900        258,000
                                                        ---------      ---------      ---------      ---------


Net increase (decrease) in cash (balance forward)          39,429         79,759       (151,673)       175,769


Cash, beginning of period                                  40,011        191,684        191,684         15,915
---------------------------------------------------     ---------      ---------      ---------      ---------


Cash, end of period                                     $  79,440      $ 271,443      $  40,011      $ 191,684
===================================================     =========      =========      =========      =========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

     Income taxes paid                                  $       -      $       -      $       -      $       -
     Interest paid                                      $       -      $       -      $       -      $       -

NON-CASH INVESTING AND FINANCING
                  ACTIVITIES:

     Common stock issued for services rendered,
         accrued compensation and prepaid
         expenses                                       $ 271,200      $ 169,677      $ 211,667      $ 142,650
     Common stock issued for exchange of debt           $       -      $  90,000      $  90,000      $       -
     Common stock issued in exchange for
         investments                                    $       -      $ 120,000      $ 120,000      $ 159,000
     Common stock issued for reimbursement of
         expenses paid                                  $       -      $   7,000      $   7,000      $       -
     Common stock issued for loan consideration         $  78,000      $       -      $       -      $  18,750
     Common stock issued for related party
         payable                                        $ 120,000      $       -      $       -      $       -
     Stock options issued for services                  $ 222,343      $ 324,000      $ 626,790      $       -
     Investment received for mining claims              $       -      $ 350,198      $ 350,198      $       -
     Investment received for note receivable            $       -      $  15,000      $  15,000      $       -
     Investment given for related party payable         $       -      $   8,231      $   8,231      $       -
     Investment given for accrued compensation          $   7,500      $       -      $       -      $       -
     Investment given for consulting services           $   7,200      $       -      $       -      $       -
     Exchange of unproved property leases for
         interest in limited partnership                $       -      $       -      $   2,700      $       -
     Payable to related party issued for fixed
         assets, proved and unproved properties         $ 299,000      $       -      $       -      $       -

                         The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) hereinafter ("Cadence" or "the Company") was incorporated in April of 1969 under the laws of the State of Utah primarily for the purpose of acquiring and developing mineral properties. The Company changed its name from Royal Silver Mines, Inc. to Cadence Resources Corporation on May 2, 2001 upon obtaining approval from its shareholders and filing an amendment to its articles of incorporation. The Company shall be referred to as "Cadence" or "Cadence Resources Corporation" even though the events described may have occurred while the Company's name was "Royal Silver Mines, Inc." The Company has elected a September 30 fiscal year-end.

On July 1, 2001, Cadence developed a plan for acquisition, exploration and development of oil and gas properties and accordingly began a new exploration stage as an energy project development company. Prior to this, Cadence conducted its business as a "junior" mineral resource company, meaning that it intended to receive income from property sales or joint ventures of its mineral projects with larger companies. The Company continues to hold several mineral properties, which are described in Note 3.

Celebration Mining Company ("Celebration"), currently a wholly owned subsidiary of Cadence, was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington corporation. Celebration has not yet realized any revenues from its planned operations.

On August 8, 1995, Cadence and Celebration completed an agreement and plan of reorganization whereby the Company issued 207,188 shares of its common stock and 72,750 warrants in exchange for all of the outstanding common stock of Celebration. Pursuant to the reorganization, the name of the Company was changed to Royal Silver Mines, Inc. Immediately prior to the agreement and plan of reorganization, the Company had 118,773 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Cadence, because the shareholders of Celebration controlled the Company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Cadence in the exchange as the market value approximated the net carrying value. Cadence is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

As a result of the Company's entering a new exploration stage as an energy project development company on July 1, 2001, the Company elected to dispose of its mineral properties and has accordingly reclassified these properties, which total $246,757 at June 30, 2003, as net assets of discontinued operations. The Company has not determined whether these mineral exploration properties contain ore reserves that are economically recoverable, and is in the process of

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

disposing of these properties. The ultimate realization of the Company's investment in these properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in selling these properties has been made in the accompanying financial statements. See Note 3.

The $150,852, $177,177, and $82,155, respectively, cost of prepaid mineral leases included in the accompanying balance sheets as of June 30, 2003, September 30, 2002 and 2001 are related to natural gas properties. The Company has not determined whether the properties contain economically recoverable gas reserves. The ultimate realization of the Company's investment in oil and gas properties is dependent upon finding and developing economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in oil and gas properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in developing these properties, has been made in the accompanying financial statements.

The Company was in the exploration stage through June 30, 2002. During the fourth quarter of the year ended September 30, 2002, the Company entered a very brief development stage and is now considered an operating company.

At June 30, 2003, the Company is seeking additional capital through a private placement of its stock, or debt. Management plans to use the majority of such financing proceeds for drilling of wells on the Company's leased oil and gas property in Louisiana, for repayment of loans and for working capital. See Note 10.

Management believes that such financing proceeds will enable the Company to continue its operations and substantially increase revenue. However, there are inherent uncertainties in fund raising and in the sales of excess assets and management cannot provide assurances that it will be successful in these endeavors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Cadence Resources Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Method
-----------------
The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Exploration Stage
-----------------
The Company began a new exploration stage concerning the exploration of oil and gas leases on July 1, 2001, which ended during July 2002 when the Company commenced sales of oil and gas products.

Estimates
---------
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Loss Per Share
--------------
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding. Outstanding warrants were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Cash Equivalents
----------------
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mineral Properties
------------------
Costs of acquiring, exploring and developing mineral properties were capitalized by project area. Costs to maintain the mineral rights and leases expensed as incurred. At June 30, 2003, September 30, 2002 and 2001, the cost of the
Company's mineral properties are included in net assets of discontinued operations in the accompanying financial statements, as the Company has changed its focus from minerals exploration to oil and gas.

Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Properties (Continued)
-----------------------------
Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Oil and Gas Properties
----------------------
The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and the carrying and retention portion of costs of unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives. Property leases are expensed ratably over the life of the lease.

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Provision For Taxes
-------------------
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision For Taxes (Continued)
------------------------------
At June 30, 2003, the Company had net deferred tax assets of approximately $1,700,000, principally arising from net operating loss carryforwards for income tax purposes. During the year ending September 30, 2002, the Company utilized $66,040 of the net deferred taxes from previous net operating losses in the offset of the gain associated with the sale of mining property. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at June 30, 2003.

At  June  30,  2003,  the  Company  has  net  operating  loss  carryforwards  of approximately $8,500,000, which expire in the years 2003 through 2022. Additionally, the Company has capital loss carryovers of approximately $4,870,000.

Environmental Remediation and Compliance
----------------------------------------
Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed. Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also reflect prior experience in remediating contaminated sites, other companies' clean-up experience and data released by The Environmental Protection Agency (EPA) or other organizations. Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation. Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability. At June 30, 2003, the Company had no accrued liabilities for compliance with environmental regulations.

Investments
-----------
Investments, principally consisting of equity securities of private and small public companies, which are stated at current market value.

Revenue Recognition
-------------------
Cadence began producing revenues during July 2002. Oil and gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of oil and gas sold to purchasers.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impaired Asset Policy
---------------------
The Company adopted financial Accounting Standard Board statement SFAS No. 121 titled "Accounting for Impairment of Long-Lived Assets," which has been replaced by SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amount whenever events or changes in circumstances indicate that an asset may not be recoverable. Because of write-downs and write-offs taken in fiscal years 2000 and 2001, the Company does not believe any further adjustments are needed to the carrying value of its assets at June 30, 2003. See Note 3.

Fair Value Standards
--------------------
The Company has adopted the fair value accounting rules to record all transactions in equity instruments for goods or services.

Principles of Consolidation
---------------------------
The financial statements include those of the Cadence Resources Corporation and Celebration Mining Company. The financial statements are not considered consolidated statements since Cadence Resources Corporation was the successor by merger to Celebration Mining Company.

Reclassifications
-----------------
Certain amounts from prior periods have been reclassified to conform with the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit and net losses presented.

Fair Value of Financial Instruments
-----------------------------------
The carrying amounts for cash, receivables, deposits, payables, and advances from related parties approximate their fair value.

Derivative Instruments
----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts,

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments (Continued)
---------------------------------
and  for  hedging  activities.   They  require  that  an  entity  recognize  all
derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. At June 30, 2003 and September 30, 2002 and 2001, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

Recent Accounting Pronouncements
--------------------------------
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not yet determined the impact of the adoption of this statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In December 2002, the Financial  Accounting Standards Board, issued Statement of
Financial   Accounting   Standards,   No.  148,   "Accounting   for  Stock-Based
Compensation - Transition and

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
-------------------------------------------
Disclosure" ("SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS No. 123. Accordingly, there is no change in disclosure requirements due to SFAS No. 148.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002, effective December 31, 2002 with early adoption encouraged. The impact on the Company's financial position or results of operations from adopting SFAS No. 146 has not been determined.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 44, 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (hereinafter "SFAS No. 145") which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB No. 64, which amended FASB No. 4, was rescinded as it was no longer necessary. SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers," established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, SFAS No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended SFAS No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Management has not determined any significant effects of adopting this statement on the financial position or results of operations, except for the need to reclassify debt extinguishments previously reported as extraordinary.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
-------------------------------------------
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 in the year ending September 30, 2002 and the adoption did not have a material impact on the financial statements of the Company at June 30, 2003.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (hereinafter "SFAS No. 143"). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and the adoption did not have a material impact on the financial statements of the Company at June 30, 2003.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. The adoption of these standards did not have any material effect on the Company's financial statements.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (hereinafter "FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
-------------------------------------------
activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.

The provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46.

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others"
(hereinafter "FIN 45"). FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and do not have an impact on the financial statements of the Company. The Company does not anticipate issuing any guarantees which would be required to be recognized as a liability under the provisions of FIN 45 and thus does not expect the adoption of this interpretation to have an impact on its results of operations or financial position.

Going Concern
-------------
As shown in the accompanying financial statement, the Company had limited revenues, has incurred a net loss of $1,338,446 for the nine months ended June 30, 2003, and has an accumulated deficit of $14,244,578. Although the Company is considered an operating entity since July 1, 2002 when one of it exploration properties began producing reasonable revenue, the current projected revenues are still substantially less then the Company's historical operating expenses. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. In September 2003 the Company raised substantial additional equity as part of a private placement. Management believes that the proceeds from this private placement and from oil and gas production will provide all needed cash for the Company's operations and development in fiscal year 2004. See Note 17.

The Company's management has strong beliefs that significant and imminent private placements will generate sufficient cash for the Company to operate for the next few years. The Company also believes that the occasional sale of its equity investments will provide cash as needed for operations.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 3 - MINERAL PROPERTIES (DISCONTINUED OPERATIONS)

The Company's mineral properties are being disposed of as discontinued operations pursuant to the Company's adoption of the plan for a new exploration stage concerning natural resource properties on July 1, 2001. In the future, the Company's management may elect to begin a new focus on mineral property development if conditions are warranted.

Mineral  Properties in North Idaho
----------------------------------
At June 30, 2003, the Company, directly and through its subsidiary, Celebration Mining Company, held forty-three unpatented mining claims in the Coeur d'Alene Mining District in distinct groups called the South Galena Group, Moe Group, Rock Creek Group and Palisades Group. The Company has undertaken only minimal exploration and development work on theseproperties, such as general geological reconnaissance and claim-staking activities. The majority of these claims were written off as permanently impaired at September 30, 2001.

In September 2000, the Company, through its wholly owned subsidiary Celebration Mining Company, entered into a five-year lease agreement with an affiliated company, Oxford Metallurgical, Inc. on its eight-claim Palisades Group property. This lease was rescinded during the year ended September 30, 2002. The lease called for a semi-annual payment of $3,000, or alternatively, the semi-annual payment of 10,000 shares of the common stock of Oxford. Oxford had the right to explore and potentially develop the property under certain conditions.

Utah Property
-------------
The Company has elected to retain its 25% undivided interest in the Vipont Mine located in northwest Utah, which is carried on the Company's books at $246,757 as assets of discontinued operations.

Other Domestic Properties
-------------------------
In the fourth quarter of the year ended September 30, 2001, the Company elected to write off all of its interests in mineral properties except for the ViPont Mine, Kil Group Claims and West Mullan Group Claims. The net effect of this write down was to record a loss on asset impairment of $432,090 during the year ended September 30, 2001.

On October 31, 2001, the Company sold its Kil Group and West Mullan Group claims to Caledonia Silver-Lead Mines, Inc., an affiliated company. The combined sale price for these claims was 3,501,980 shares of the common stock of Caledonia, having an estimated market value of $0.10 per share and valued at $350,198. The net effect of the transaction was a gain of $330,198. See Note 5.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five years. Depreciation expense for the nine months ended June 30, 2003, and September 2002, and 2001 was $16,446, $4,312 and $402, respectively.


NOTE 5 - INVESTMENTS

The Company's securities investments are classified as available for sale securities which are recorded at fair value on the balance sheet as investments. The change in fair value during the period is excluded from earnings and recorded net of tax as a component of other comprehensive income. The Company has no securities which are classified as trading securities.

At June 30, 2003 and September 30, 2002 and 2001, the market values of investments were as follows:

                                                                                  September 30,
                                                      June 30,          -------------------------------------
                                                        2003                  2002                    2001
                                                  ----------------      ----------------      ---------------
Elite Logistics, Inc.                             $            437      $          2,950      $        35,632
Ashington Mining Company                                     5,709                 5,709                7,200
Sterling Mining Co.                                              -                 4,859                6,300
Cadence Resources Corp. LP                                       -                15,200                    -
Exhaust Technology                                               -                 2,244                    -
Enerphaze Corporation                                          982                 5,400                    -
Caledonia Silver-Lead Mines, Inc.                          350,198               350,198                    -
Integrated Pharmaceuticals, Inc.                                 -                     -                4,444
Metalline Mining                                               610                     -                    -
Western Goldfields, Inc.                                   225,360                   866                    -
Oxford Metallurgical, Inc.                                       -                     -                  600
The Williams Companies                                           -                 6,800                    -
Trend Mining Company                                        15,158                54,567               50,167
                                                  ----------------      ----------------      ---------------
                                                  $        598,454      $        448,793      $       104,343
                                                  ================      ================      ===============

Other information regarding the Company's investments follows:

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 5 - INVESTMENTS (Continued)

Enerphaze Corporation
---------------------
During October 2001, the Company received 8,000 shares of Enerphaze Corporation common stock in payment of a $15,000 note receivable. During January and February 2002, the Company received 65,000 shares of Enerphaze Corporation common stock in exchange for 400,000 shares of the Company's common stock. No gain or loss was recognized on these transactions.

Caledonia Silver-Lead Mines, Inc.
---------------------------------
The Company on October 31, 2001 received 3,501,980 shares of the $0.10 par value common stock of Caledonia Silver-Lead Mines, Inc. (an affiliated company which was later renamed Nevada Comstock Mining Company) in exchange for its Kil Group and West Mullan Group claims. The stock received was recorded at its par value of $350,198 which, in the opinion of management, approximates its fair value. The carrying value of these shares will be reevaluated at each reporting period and adjustments, if appropriate, will be made to the carrying value of these securities. The net effect of the transaction resulted in a gain of $330,198. At June 30, 2003, management has determined that there is no impairment to these securities.

Cadence Resources Corporation Limited Partnership
-------------------------------------------------
On August 1, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entity, Cadence Resources Corporation Limited Partnership (hereinafter "CRCLP" or "the Partnership") was formed to invest in oil and gas properties in Texas and Louisiana.

In connection with the formation of the Partnership, the Company agreed to contribute $12,500 and its leasehold interest in an oil well ("2B") in Wilbarger County, Texas and the limited partner contributed $250,000 in cash. During the nine months ended June 30, 2003, the Company realized $15,200 in losses from its partnership investment. Other provisions of the Partnership are described in Notes 11 and 13.

Other Limited Partnerships
--------------------------
During the quarter ended June 30, 2003, the Company formed four other limited partnerships in the state of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entities, Cadence West Electra Partners LP, Cadence Antrim Partners 1 LP, Cadence Antrim Partners 2 LP and Cadence Antrim Partners 3 LP were formed to invest in oil and gas properties. As of June 30, 2003, these entities have not begun activities. See Note 13.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 5 - INVESTMENTS (Continued)

Western Goldfields, Inc.
------------------------
In 2002, the Company exchanged fully depreciated mining equipment for shares of a privately held business, Calumet Mining Company, which was eventually acquired by Western Goldfields, Inc. Upon completion of the acquisition the Company received 160,000 shares of Western's common stock. At the time, Western's stock had experienced minimal trading and had a limited market for its stock. During the period ended June 30, 2003, Western's trading volume has substantially increased. The current value of this stock is included in the attached financial statements as an unrealized gain on market value of investments.


NOTE 6 - COMMON STOCK

During the year ended September 30, 2001, the Company issued 284,375 shares of common stock to officers, directors, consultants and others for services and 532,500 shares of common stock were issued to officers for loan consideration, investments and cash. The Company also issued 40,000 shares of its common stock pursuant to terms of a consulting agreement (Note 12) and sold 393,334 shares of its common stock for cash. The shares were valued at their fair market value at the date of issuance, which ranged from $0.25 to $1.40.

On April 23, 2001, the Company's board of directors authorized a 1-for-20 reverse stock split of the Company's $0.01 par value common stock. All references in the accompanying financial statements and notes to the number of common shares and per-share amounts have been restated to reflect the reverse stock split. The Company also approved an increase in the number of its authorized common stock shares to 100,000,000.

During the year ended September 30, 2002, the Company issued 589,184 shares of its common stock to officers, consultants and others for services and prepaid expenses valued at $211,667, 400,000 shares of its common stock for an investment, 6,800 shares of its common stock to an officer for reimbursement of expenses paid for the Company valued at $7,000 and 300,000 shares of its common stock to an officer in payment of a note payable. These transactions were valued in accordance with a plan for stock issuance previously approved by the board of directors. The Company also sold 783,000 shares of its common stock for $241,900.

During the year ended September 30, 2002, the Company also sold 2,333,336 units to investors, two officers of the Company and another entity under common control at $0.30 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $0.30 per common share for five years. Sales of these units generated cash proceeds of $700,000. Two officers of the Company and another entity under common control invested $50,000 in these common stock units. See Note 9.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 6 - COMMON STOCK (Continued)

During the nine months ended June 30, 2003, the Company sold 212,500 units to investors at prices ranging from $0.50 to $0.80 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $1.35 per common share for three years. Sales of these units generated cash proceeds of $110,000. Warrants previously issued totaling 2,166,668 were exercised for 1,815,316 shares of common stock. The reduction in possible shares allowed by the warrants of 351,352 shares was an allowance against the cash exercise price of the outstanding warrants and accordingly the warrants for those shares were cancelled. See Note 9. During this same period the Company sold 500,000 shares of its common stock for $480,000. The Company also issued 297,500 shares of its common stock to officers, directors and consultants for services valued at $271,200 and 100,000 shares for loan consideration valued at $78,000. In addition the company issued an additional 120,000 shares valued at $120,000 as an inducement for a loan to a related party. The value of this inducement was used to reduce the payable to related party.

NOTE 7 - REDEEMABLE PREFERRED STOCK

On April 23, 2001, the Company's board of directors authorized 20,000,000 shares of redeemable preferred stock with a par value of $0.01 per share and rights and preferences to be determined. No shares were issued and outstanding as of September 30, 2002. During the nine months ended June 30, 2003, the Company issued 34,950 shares of its redeemable preferred stock to investors at prices ranging from $1.50 to $2.00 per share. The shares bear a preferred dividend of 15% per annum paid quarterly and are convertible to common stock at a price of $1.50 per share. The shares may not be converted unless all of the following conditions are true: the investor has received all of their dividends at the date of the proposed conversion, the investor has held the preferred shares for at least one year, the closing market price of the common stock of the Company has exceeded $3.00 or greater for a period of 20 trading days. The Company will have the right to force conversion for a five-day period after determining that all of these conditions have been met. The redeemable preferred shares shall be non-voting until converted. After conversion each holder of preferred stock will be entitled to that number of votes equal to the number of common shares into which such holder's series of redeemable preferred stock are converted. The securities shall mature in a period of seven years from the issuance date. At maturity, the security will be redeemed for cash or common stock at the option of the Company in an amount equal to the principal plus accrued and unpaid dividends. If redeemed for stock, the number of shares will be determined by dividing the amount to be redeemed by the average closing price for twenty trading days prior to but not including the maturity date. These redeemable shares are restricted shares.

On April 1, 2003, the Company paid preferred stock dividends of $0.12 per share to stockholders of record on that date.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN

In January 1992, the shareholders of Cadence approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit or work performed. As of September 30, 2002, only 638 shares of common stock had been awarded under the Plan.

The Company has a stock-based compensation plan whereby the Company's board of directors may grant common stock to its employees and directors. At September 30, 2001, a total of 72,750 options have been granted under the plan. These options have been forfeited and none have been exercised through the year ending September 30, 2002. The old existing options are attributed to the merger of Celebration Mining Company with Royal in August 1995.

During the year ended September 30, 2002, the Company's board of directors chose to make option awards to select officers, directors, consultants and shareholder/investors. These options were not awarded pursuant to a qualified plan and carry various terms and conditions. The Company granted a total of 750,000 options at an average exercise price of $1.08 per share. These options were exercisable immediately. The Company's board of directors has reserved the right to cancel these awards for non-performance or other reasons.

The fair value of each option granted during fiscal 2002 was estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest of 5%, volatility of 100%, expected life of 3 to 5 years, and no expected dividends. The value of these options in the amount of $626,790 was included in operating expense in the financial statements.

Following is a summary of the stock options during the nine months ended June 30, 2003 and the years ended September 30, 2002, and 2001.

                                                                           Weighted
                                                        Number              Average
                                                          of               Exercise
                                                       Options               Price
                                                      ---------            --------
Outstanding at 10/1/2000                                60,000             $ 18.60
Granted                                                      -                   -
Exercised                                                    -                   -
Expired or forfeited                                         -                   -
                                                        ------             -------
Outstanding at 9/30/2001                                60,000             $ 18.60

Weighted average fair value of options granted during
   the year ended 9/30/2001
                                                       $     -
                                                       =======

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (Continued)

                                                                                                      Weighted
                                                                               Number                 Average
                                                                                 of                   Exercise
                                                                               Options                 Price
                                                                         --------------------    -------------------

Outstanding at 10/1/2001                                                      60,000                  $ 18.60
Granted                                                                      750,000                     1.08
Exercised                                                                          -                        -
Expired or forfeited                                                       (  60,000)                   18.60
                                                                         --------------------    -------------------
Outstanding at 9/30/2002                                                     750,000                  $  1.08
                                                                         ====================    ===================

Options exercisable at 9/30/2002                                             750,000                  $  1.08
                                                                         ====================    ===================
Weighted average fair value of options granted during
   the year ended 9/30/2002                                              $      0.84
                                                                         ====================

Outstanding at 10/1/2002                                                     750,000                  $  1.08
Granted                                                                      125,000                     1.88
 Exercised                                                                         -                        -
 Expired or forfeited                                                              -                        -
                                                                         --------------------    -------------------
 Outstanding at 6/30/2003                                                    875,000                  $  1.19
                                                                         ====================    ===================
Options exercisable at 6/30/2003                                             875,000                  $  1.19
                                                                         ====================    ===================
Weighted average fair value of options granted
   during the period ended 6/30/2003                                     $      1.78
                                                                         ====================

                                                                       Weighted Average
       Exercise Date                                 Number of Shares   Price per Share
       -------------                                 ----------------  ----------------
       On or before June 21, 2005                        200,000              $1.35
       On of before August 1, 2005                        50,000              $1.50
       On or before March 1, 2007                        400,000              $0.75
       On or before July 8, 2007                         100,000              $1.35
       On or before June 18, 2007                         50,000              $1.70
       On or before June 1, 2007                          75,000              $2.00

Subsequent to the date of these financial statements, in July 2003, 100,000 of the outstanding options were exercised for the purchase of 100,000 shares of the Company's common stock for $75,000.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN (Continued)

Prior to April 2001, a total of 72,750 options were granted by the board to officers, directors and other consultants. As shown above, all of these options have been forfeited with none exercised through the period ending September 30, 2002.

The following table gives information about the Company's common stock that may be issued upon the exercise of options under all of the Company existing stock option plans as of June 30, 2003.

                                                   Remaining
    Exercise    Number of    Weighted-average   contractual life        Number      Weighted-average
      price       options     exercise price       (in years)        exercisable       exercise price
    ---------    --------    ----------------   ------------------   -----------    -----------------
       $0.75       400,000        $ 0.75               3.92             400,000           $0.75
        1.35       100,000          1.35               4.25             100,000            1.35
        1.50       200,000          1.50               2.25             200,000            1.50
        1.50        50,000          1.50               2.33              50,000            1.50
        1.70        50,000          1.70               4.00              50,000            1.70
        2.00        75,000          2.00               4.00              75,000            2.00
                  ---------       ------               ----           ---------          -------
                   875,000         $1.19               3.50             875,000           $1.19

Stock Award Plan
----------------
During the year ended September 30, 2001, the Company's board of directors approved the issuance of 15,000 shares of the Company's common stock per quarter to each entitled director as compensation for service to the Company and 5,000 shares of the Company's common stock per quarter to officers in addition to their salaried compensation for services.

NOTE 9 - WARRANTS

During the year ended September 30, 2002, the Company issued 2,333,336 shares of stock with 2,333,336 warrants attached. These warrants were valued at $233,334 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest is 5%, volatility is 100% and expected life is 5 years. These warrants may be exercised to purchase 2,333,336 shares of the Company's common stock at $0.30 per share or the outstanding warrants may be reduced in relationship to the cash exercise price at the election of the warrant holder upon exercise. The warrants remain exercisable through April 15, 2007. During the quarter ended December 31, 2002, 2,166,668 of these warrants were exercised in a cashless exercise in accordance with the terms of the warrants and 1,815,316 shares of the Company's common stock were then issued to the warrant holders. As of the date of these financial statements, 166,668 of these warrants remain outstanding and unexercised.

During the nine months ended June 30, 2003, the Company issued 212,500 shares of stock with 212,500 warrants attached. The warrants were valued at $46,125 using the Black-Scholes Option

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 9 - WARRANTS (Continued)

Price Calculation. The following assumptions were made is estimating fair value: risk free interest is 5%, volatility is 100% and expected life is 3 years. These warrants may be used to purchase 212,500 shares of the Company's common stock at $1.35 per share. The warrants remain exercisable through October 15, 2005. As of the date of these financial statements, all of these warrants remain outstanding and unexercised.

NOTE 10 - OIL AND GAS PROPERTIES

The Company's oil and gas producing activities are subject to laws and regulations controlling not only their exploration and development, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities. The Company's oil and gas properties are valued at the lower of cost or net realizable value.

Louisiana
---------
During the fourth quarter of the year ended September 30, 2001, the Company began leasing acreage in a natural gas field in Desoto Parish, Louisiana. As of the date of these financial statements, the Company has leased over 3,000 acres. At June 30, 2003 and September 30, 2002, $109,827 and $169,077, respectively, of leases in Louisiana are included in the attached financial statements as prepaid mineral leases. In June 2003, under the terms of a joint operating agreement with Bridas Energy USA, Inc., Bridas commenced drilling the first well. This well is now in the process of being completed for production. The Company is carrying a 25% working interest in this well. At the date of these financial statements the joint operators are undertaking the drilling and logging of a second well on the project.

Texas
-----
During the year ended September 30, 2002, the Company acquired an exploration permit and lease option agreement for an oil well project in Wilbarger County, Texas known as Pinnacle Reef. During the period ended March 31, 2002, the Company drilled its initial test well to a total depth of 4,237 feet and encountered four pay zones. The two lowest pay zones were completed and initial drill stem tests and flow tests were run. At March 31, the decision was made to run electricity to the site, install a pump jack and commence commercial production. At June 30, 2003 and September 30, 2002, $5,400 and $8,100 respectively is included in the attached financial statements as prepaid mineral leases relating to Texas property. See Note 13.

During the year ended September 30, 2002, the Company sold 40% of the working interest in this initial well to private investors and two officers of the Company for $210,000. The Company's initial cost in the portion of the prospect sold totaled $3,200. Because the Company has received proceeds from the sales of the working interests in excess of exploration and development costs attributable to those working interests, the Company recorded a deferred credit. The balance of

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 10 - OIL AND GAS PROPERTIES (Continued)

Texas (Continued)
----------------
this credit at June 30, 2003 and September 30, 2002 is $-0- and $22,184, respectively. As exploration and development costs of $22,184 and $197,476, respectively, during the nine months ended June 30, 2003 and the year ended September 30, 2002 were incurred on this prospect, they were charged against the original deferred credit. At June 30, 2003 and September 30, 2002, the Company recorded a receivable from working interest owners in the amount of $12,873 and $16,037, respectively, to reflect some sales of the prospect's partial interest. This initial well was placed in production during July 2002. Two additional exploratory wells (the "2A" and "1B") were drilled on the property with the Company retaining 100% of the working interest. The 1B was successfully placed in production and the 2A was converted to a salt-water disposal well.

The Company then undertook to drill the "2B" well which was funded through the Cadence Resourced Corporation Limited Partnership. This well was unsuccessful.

During February 2003, the Company completed the West Electra Lake Well on the C Lease. The Company had previously entered into a 50% working interest joint operating agreement with the Waggoner Ranch for the operations conducted on this acreage. Subsequent to the date of these financial statements, the Company has drilled and completed two additional wells on the West Electra Lake joint operating area on the C Lease.

Michigan
--------
During the nine months ended June 30, 2003, the Company acquired for cash of $47,500 a 22.5% working interest in ten gas wells located in Alpena County, Michigan. See Note 1. At June 30, 2003, $35,625 of leases in Michigan are included in the attached financial statements as prepaid mineral leases.


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES

During the nine months ended June 30, 2003, the Company contributed approximately $600,000 toward its share of drilling and development costs for four proved gas wells located in Alpena County, Michigan with the option to participate in any proposed subsequent wells.

During September 2002, the Company began exploratory well "2B" which is funded through CRCLP. The Company acts as the managing general partner and may make contributions to this well under the same terms and conditions as the limited partner. Terms of the partnership provide funding tranches in $250,000 increments by the limited partner on selected drilling projects. Subsequent to the date of these financial statements, CRCLP has determined that well

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (Continued)

"2B" has no recoverable reserves and has written off $261,106 on this property. In June 2003, a limited partner loaned $300,000 to the CRCLP. This loan, utilized to fund continued drilling and completion of gas wells in Alpena County, Michigan, was repaid in October 2003. As an inducement to the limited partner for providing this funding, the Company issued the limited partner 120,000 shares of common stock of the Company. See Notes 5, 13 and 18.

The Securities and Exchange Commission defines proved oil and gas reserves as those estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recovered in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

The Company has not retained the services of an independent geologist to estimate its oil and gas reserves. Natural gas reserves and petroleum reserves are estimated by management. The estimates include reserves in which Cadence holds an economic interest under lease and operating agreements.

Proved reserves do not include amounts that may result from extensions of currently proved areas or from application of enhanced recovery processes not yet determined to be commercial in specific reservoirs.

Cadence has no supply contracts to purchase petroleum or natural gas from foreign governments.

The changes in proved reserves for the nine months ended June 30, 2003 and the year ended September 30, 2002 were as follows as estimated by the management of
Cadence:

                                                            Petroleum Liquids             Natural Gas
                                                                (barrels)                    (MCF)
                                                              United States              United States
                                                         -------------------------    ---------------------
        Reserves at October 1, 2001                                  -                          -
        Purchases                                              100,485                          -
        Sales                                                   (3,755)                         -
                                                         -------------------------    ---------------------
        Reserves at September 30, 2002                          96,730                          -
                                                         =========================    =====================

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (Continued)

                                                            Petroleum Liquids             Natural Gas
                                                                (barrels)                    (MCF)
                                                              United States              United States
                                                         -------------------------    ---------------------
        Reserves at October 1, 2002                               96,730                           -
        Purchases                                                      -                     450,000
        Sales                                                                                      -
                                                                 (10,231)                          -
                                                         -------------------------    ----------------------
        Reserves at June 30, 2003                                 86,529                     450,000
                                                         =========================    ======================

The aggregate amounts of capitalized costs relating to oil and gas producing activities and the related accumulated depreciation, depletion and amortization as of June 30, 2003, September 30, 2002 and 2001 were as follows:


                                                                                   September 30,
                                                June 30           -------------------------------------------------
                                                  2003                     2002                      2001
                                            ------------------    -----------------------    ----------------------

Proved properties                           $      208,694        $             48,694       $           -
Unproved properties                                312,457                      78,997                   -
Wells and related equipment
     and facilities                                191,996                      67,374                   -
Support equipment and
     facilities                                    110,108                     105,108                   -
Prepaid mineral leases                             150,852                     177,177              82,155
Accumulated depreciation,
     depletion and amortization                    (40,677)                     (4,312)                  -
                                            ------------------    -----------------------    ----------------------

Total capitalized costs                     $      933,430        $            473,038             $82,155
                                            ==================    =======================    ======================

Costs  both   capitalized   and  expensed,   which  were  incurred  in  oil  and
gas-producing activities during the nine months ended June 30, 2003 and the years ended September 30, 2002 and 2001, are set forth below. Property acquisition costs represent costs incurred to purchase or lease oil and gas properties. Exploration costs include costs of geological and geophysical activity and drilling exploratory wells. Development costs include costs of drilling and equipping development wells and construction of production facilities to extract, treat and store oil and gas.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (Continued)

                                                                                               September 30,
                                            June 30,           June 30,          --------------------------------------
                                               2003               2002                 2002                 2001
                                          ---------------    ---------------     -----------------     ----------------
Property acquisition costs:
   Proved properties                   $         165,553     $        4,000      $          8,000      $             -
   Unproved properties                           227,460            200,973               245,483               84,503
Exploration costs                                 74,438            271,441               456,086                    -
Development costs                                 85,155            168,827               306,761                    -
Operating expenses                               188,740                  -                12,279                    -
                                       ------------------    ---------------     -----------------     ----------------
Total expenditures                     $         741,346     $      645,241      $      1,028,609      $        84,503
                                       ==================    ===============     =================     ================

There were no results of operations for oil and gas producing activities (including operating overhead) for the year ended September 30, 2001 since exploration and development activities had not commenced.

Results of operation for oil and gas activities (including operating overhead) for the year ended September 30, 2002 and the nine months ended June 30, 2003 were as follows:

                                                             June 30,             June 30,           September 30,
                                                               2003                 2002                  2002
                                                         -----------------    -----------------    -------------------
Revenues                                                 $      188,780       $           -        $        56,608
Exploration and development costs                                     -            (271,441)              (571,985)
Depreciation, depletion and  amortization                       (36,365)                  -                 (4,312)
Oil and gas lease expenses                                      (86,015)                  -                      -
Exploration and drilling                                        (74,438)                  -                      -
Other operating expenses                                       (188,740)                  -                (12,279)
                                                         -----------------    -----------------    -------------------
Results before income taxes                                     (196,778)          (271,441)              (531,968)
Income tax expense                                                     -                  -                      -
                                                         -----------------    -----------------    -------------------
Results of operation from oil and
     gas producing activities                            $      (196,778)     $    (271,441)     $        (531,968)
                                                         =================    =================    ===================

The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves at June 30, 2003 was as follows:

                  Future cash flows                                    $    6,720,000
                  Future development and production costs                  (1,100,000)
                  Future income tax expense                                         -
                                                                       --------------
                  Future net cash flows                                     5,620,000
                  10% annual discount                                      (2,690,000)
                                                                       --------------
                  Standardized measure of discounted
                     future net cash flows                             $    2,930,000
                                                                       ==============

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 11 - OIL AND GAS PRODUCING ACTIVITIES (Continued)

Future net cash flows were computed using quarter-end prices and gas to quarter-end quantities of proved reserves. Future price changes are considered only to the extent provided by contractual arrangements. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is normally calculated by applying year-end statutory tax rates (adjusted for permanent differences and tax credits) to estimated future pretax net cash flows related to proved oil and gas reserves, less the tax basis of the properties involved.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the SEC. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flows to Cadence. Management's investments and operating decisions are based on reserves estimated that include proved reserves prescribed by the SEC as well as probable reserves, and on different price and cost assumptions from those used here.

It should be recognized that applying current costs and prices and a 10% standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.


NOTE 12 - NOTES PAYABLE

The Company had no outstanding notes payable at September 30, 2002. All of the Company's notes payable are considered short-term. At June 30, 2003 and September 30, 2001, notes payable consisted of the following:

                                                      June 30,     September 30,
                                                        2003            2001
Nathan Low Family  Trust (a  shareholder  of the      --------     -------------
Company), secured by assignment of a prorata
interest in gas producing  properties located
in Alpena  County,  Michigan,  interest at 8%,
dated  February 24, 2003,  due on April 4, 2003,
extended to December 31, 2003.                        $ 50,000        $        -

Kevin Stulp (a shareholder of the Company), secured
by assignment of a prorata interest in gas producing
properties located in Alpena County, Michigan,
interest at 8%, dated February 24, 2003, due on April
5, 2003, extended to December 31, 2003.                 25,000                 -

Howard Crosby (an officer and shareholder of the
Company), secured by assignmentof a prorata
interest in gas producing poperties located in
Alpena, County,Michigan, interest at 8%,
dated February 24, 2003, due on April 5, 2003,
extended to December 31, 2003.                          25,000                 -
                                                      --------        ----------
Subtotal (carried forward)                            $100,000        $        -
                                                      --------        ----------

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 12 - NOTES PAYABLE (Continued)


Subtotal (Brought Forward)                            $100,000        $        -

Howard Crosby (an officer and shareholder of the
Company), unsecured, interest at 5%, dated January
9, 2003, due on February 28, 2003, extended to
December 31, 2003.                                      60,000                 -

Howard Crosby (an officer and shareholder of the
Company), unsecured, interest at 6%, due on
January 1, 2003.                                             -           125,000

Dotson Exploration, (a related party), unsecured,
interest at 6%, due on January 1, 2003.                      -            10,000
                                                      --------        ----------
Total                                                 $160,000        $  135,000
                                                      ========        ==========

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Litigation
----------
The Company was a defendant in a lawsuit alleging that the Company failed to transfer common stock in exchange for a mining property interest. In June 1999, Box Elder County Superior Court rejected the plaintiff's lawsuit and let stand the Company's countersuit alleging fraudulent misrepresentation. Although the plaintiff filed an appeal (regarding the originally filed lawsuit), the Utah Supreme Court rejected the appeal in a judgment rendered on July 31, 2001.

The Company's countersuit, which sought both full title to the aforementioned mineral property and compensatory damages as well as punitive damages, was rejected in a jury trial in October 2002. Although the Company filed an appeal, it expects the jury verdict will stand. As a result, the Company has and will continue to hold an undivided 25% interest in the Vipont Mine. See Note 3.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Environmental Issues
--------------------
The Company is engaged in oil and gas exploration and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.

The Company was previously engaged in exploration of mineral properties. These properties are classified as assets from discontinued operations or were previously written off as permanently impaired. Although the Company has discontinued the exploration of mineral properties, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or be mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of this report, the Company is not aware of any environmental issues related to any of its assets from discontinued operations.

Capital Commitments
-------------------
At June 30, 2003, the Company's future capital commitments are dependent upon the Company's decision to proceed with additional well development. See Note 10. No accruals have been made in the accompanying financial statements for these amounts.

Lease Commitments
-----------------
The Company began leasing office facilities in Walla Walla, Washington commencing in June 2001. The agreement is a three-year lease with monthly payments of $400. Total rent paid for this office space during the nine months ended June 30, 2003 and 2002 was $3,600.

Cadence Resources Corporation Limited Partnership
-------------------------------------------------
On August 1, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entity, Cadence Resources Corporation Limited Partnership ("CRCLP" or "the Partnership") was formed to invest in oil and gas properties in Texas and Louisiana. See Notes 5 and 11.

In connection with the formation of the Partnership, the Company agreed to contribute $12,500 in cash and its leasehold interest in an oil well ("2B") in Wilbarger County, Texas and the limited partner contributed $250,000 in cash.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

The terms of the Partnership agreement provide that 90% of initial income and expenses will be allocated to the limited partner and further provide that, after the limited partner's receipt of funds invested and an 11% return on his investment, subsequent Partnership profits and losses will be allocated 90% to the general partner and 10% to the limited partner. In order to ensure repayment of the limited partner's investment, Cadence has agreed to grant to the limited partner a security interest in the equipment and fixtures affixed to wells 1A and 1B in Wilbarger County and agreed to contribute the Company's share of the cash flows it receives from these two wells to the Partnership. The Company holds a 60% working interest in well 1A and a 100% working interest in well 1B. See Notes 5, 11 and 18.

Consulting Commitments
----------------------
In June 2002, the Company entered into an agreement with Memphis Consulting Group ("Memphis") for financial consulting and public relations services beginning on August 1, 2002 through August 1, 2003. The agreement called for $3,000 per month, and an initial 50,000 stock options exercisable through August 1, 2005 at $1.50 per share. See Note 8. This agreement was terminated during the quarter ended March 31, 2003. The Company paid $30,000 in cash to the consultant.

In September 2001, the Company entered into a consulting agreement with American Financial Group for promotion to investors. The agreement called for monthly payments of $2,000 to cover all expenses, 20,000 shares of the Company's common stock (which were issued in October 2001) and an override of 2.5% of monies raised in private placements from referrals or directed business. The agreement was terminated during the quarter ended March 31, 2003.

In June 2003, the Company entered into a corporate advisory agreement with Proteus Capital Corp. calling for a monthly fee of $3,000 in cash and 2,000 restricted shares of the common stock of the Company each month. Additionally, Proteus received an option for 50,000 shares exercisable at $1.75 for a period of four years, such shares bearing certain registration rights should the Company file a registration statement on behalf of other shareholders.

Other Limited Partnerships
--------------------------
During the quarter ended June 30, 2003 the Company formed four other limited partnerships in the state of Washington. As of June 30, 2003, these entities have not begun activities. See Note 5.

Other Commitments
-----------------
The Company entered into an exploration agreement with the W.T. Waggoner Estate (Waggoner) and its trustees on August 1, 2002. This agreement calls for exploration of the West Electra Lake Project located in Wilbarger County, Texas. The first well on the West Electra Lake Project was drilled and completed in February 2003. See Note 10.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

On August 13, 2002, the Company entered into a public relations retainer agreement for one year whereby the Company agreed to issue 60,000 shares of its common stock during this period for services received. The agreement also calls for reimbursement of expenses incurred pursuant to terms of this agreement.

NOTE 14 - SETTLEMENT AGREEMENT

Fausett International, Inc.
---------------------------
During June 2001, the Company entered into a settlement agreement wherein the Company relinquished all claims to the Crescent Mine (located in Shoshone County, Idaho) under a previously executed lease and delivered to counsel for Fausett International, Inc., a quitclaim deed to the Crescent Mine. The settlement agreement released the Company from further obligations under the lease agreement. It also contained a general release in favor of the Company from the Environmental Protection Agency and from Shoshone County.

NOTE 15 - RELATED PARTY TRANSACTIONS

The Company previously sublet office space on a month-to-month basis from one of its officers in Walla Walla, Washington for $400 per month through May 2001.

During the year ended September 30, 2002, the Company sold several mineral properties located in Shoshone County, Idaho to Nevada Comstock Mining Company, formerly known as Caledonia Silver-Lead Mines, Inc. See Note 5.

During the year ended September 30, 2002, the Company loaned $35,000 to Dotson Exploration Company, a related party. The Company also repaid the amount of $10,000 due to Dotson pursuant to a loan made to the Company by Dotson. Dotson repaid $33,380 of this loan by transferring marketable securities to the Company valued at that amount. At September 30, 2002, Dotson Exploration owed the Company $3,720 which is payable on demand and bears interest at 10% per annum.

During the quarter ended December 31, 2002, the Company loaned Dotson an additional amount of $20,000 which is payable on demand and bears interest at the rate of 10% per annum. During the nine months ended June 30, 2003, Dotson repaid this additional amount.

Because Dotson Exploration Company, Oxford Metallurgical, Inc. and Nevada Comstock Mining Companyare controlled by two officers of Cadence, these
transactions   cannot  be  considered  to  be  the  product  of  an  arms-length negotiation.

                          CADENCE RESOURCES CORPORATION
                       (Formerly Royal Silver Mines, Inc.)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2003

NOTE 15 - RELATED PARTY TRANSACTIONS (Continued)

On August 1, 2002, the Company formed a limited partnership whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. In connection with the formation of the Partnership, the Company contributed $12,500 and its leasehold interest in an oil well ("2B") in Wilbarger County, Texas. See Notes 5, 11 and 13. During the period ended June 30, 2003, the initial limited partner advanced $300,000 to the limited partnership in exchange for a note payable. This note is unsecured and bears interest at 10%. The proceeds from this note were used to purchase interest in the Michigan properties. This amount is reflected in the attached financial statements as a payable to related party.

In October 2001, Cadence issued 200,000 shares of its common stock to Mr. Crosby for cash in the amount of $60,000. On January 15, 2002, Cadence issued 100,000 shares of its common stock to Mr. Crosby in payment of a loan made to Cadence in the principal amount of $30,000 in November 2001. On January 22, 2002, Mr. Crosby made an additional loan of $30,000 bearing interest at 8% for which Cadence issued him 15,000 shares valued at $4,500 as an inducement to making the loan.

In January 2002, Cadence transferred 41,667 shares of the common stock it owned in Trend Mining Company, of which Mr. Ryan is a director, to Mr. Ryan in payment of past due salary of $16,000. Further, in October 2001, Mr. Ryan transferred marketable securities of Enerphaze Corporation valued at $90,000 to Cadence in exchange for 300,000 shares of Cadence, which shares are held by J.P. Ryan Company, Inc. held 100% by John Ryan, Andover Capital Corporation held 100% by John Ryan, and Dotson Exploration Company.

In April 2002, Mr. Crosby purchased 83,334 Cadence investment units and Mr. Ryan purchased 43,334 Cadence investment units at $0.30 per unit, each unit consisting of one share of common stock and one warrant exercisable at $0.30 (see also below description of additional purchases of units by significant shareholders). The warrants contained a provision which allowed cashless exercise when and if Cadence common stock traded at or above $1.50 per share. Also, in April 2002, Cadence issued to Mr. Ryan 6,800 shares of its common stock in repayment of 6,800 Cadence shares owned by Mr. Ryan that he had transferred to third parties to pay Cadence invoices.

During fiscal 2003, Mr. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock, valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares, valued at $15,600, as an inducement to making the $50,000 loan. The $50,000 loan was one of three bridge loans, one for $50,000 from Mr. Kevin Stulp (see below) and one for $100,000 from the Nathan A. Low Family Trust (see below). Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Crosby waived the interest on both loans, which Cadence has recorded as income.

In February 2003, Mr. Kevin Stulp, director, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600, to Mr. Stulp as an inducement to making the loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. Mr. Stulp waived interest on this loan which Cadence has recorded as income. In July 2003, Mr. Stulp exercised a warrant to purchase 100,000 shares of common stock at $.75 per share.

Cadence Resources Corporation has notes payable to one officer and three shareholders totaling $160,000 at June 30, 2003. See Note 12.

Other related party transactions are disclosed in Notes 3, 5, 6, 11 and 13.

NOTE 16 - GAIN ON DEBT FORGIVENESS

During the year ended September 30, 2002, an accounts payable vendor chose to reverse interest charges on its delinquent account. This transaction resulted in the recognition of other income of $6,109.


NOTE 17 - CORRECTION OF AN ERROR

The accompanying financial statements for September 30, 2002 have been restated to correct an error in the valuation of common stock options granted during the fiscal year then ended. The effect of the restatement was to increase the net loss and accumulated deficit at September 30, 2002 by $216,590 ($0.04 per share). See Note 8.


NOTE 18 -  SUBSEQUENT  EVENTS

Subsequent to the date of these financial statements, in July 2003, the Company sold 150,000 shares of its common stock to a private investor at $1.00 per share.

During July 2003, a director of the Company exercised options to purchase 100,000 shares of the Company's common stock for $75,000. This amount was received in July.

Subsequent to June 30, 2003, two directors of the Company cancelled a total of $50,000 in notes in exchange for 50,000 shares of the Company's common stock. Another officer and director agreed to exchange past due compensation of $50,000 for 66,667 shares of the Company's common stock at $0.75 per share.

On July 16, 2003, the Company received a loan from CGT Management, Ltd., a shareholder-owned entity, in the amount of $300,000. This loan is to be repaid from the production from wells in Louisiana, Texas, and Michigan. Alternatively, or inclusively, the loan shall be immediately repaid upon the Company closing a private placement of shares of the Company in excess of $1,000,000. The loan bears interest at 10% per annum. As an inducement to make the loan, the Company issued to CGT Management 120,000 restricted shares of the common stock of the Company which were valued at $2.15 per share at the time of their issuance. The $300,000 loan was repaid in October 2003 from proceeds of the Company's private placement.

On August 1, 2003, the Company amended a consulting agreement it had in place with Lucius C. Geer, providing for the creation and funding of its Geological and Operations Office in Houston, Texas. Effective on August 1, 2003, the old agreement was replaced with a new agreement that extended the agreement in phases until and through July, 2006, but is cancelable by one or both parties under certain conditions at various stages of the agreement. The agreement calls for the payment of the sum of $7,500 monthly to Lucius Geer for the operations of such office and performance of geological consulting services.

In September and October, 2003, the Company successfully completed a brokered private placement of approximately $4,178,500 gross proceeds, which includes approximately $400,000 of commission and placement expenses. Investors subscribed for 1,671,400 shares of the Company's common stock bearing registration rights at $2.50 per share. The Company plans to use net proceeds from this placement to fund the Company's working interest in its natural gas project located in DeSoto Parish, Louisiana, to repay loans made to the Company and for working capital.

In October 2003, the Company purchased the complete interest of the only limited partner in Cadence Resources Corporation Limited Partnership for $250,000 in cash and an incremental cash amount for the limited partner's return on investment. The parties to this transaction have not finalized all terms and conditions of the related partnership interest purchase agreement.

Also in October 2003, the Company repaid $300,000 to the limited partner for funds advanced to CRCLP. Under the terms of the repayment, the limited partner retains a 2-1/4% working interest in certain Michigan gas wells.

=======================================================       ==================





CADENCE RESOURCES CORPORATION



                                                                               3,416,040 SHARES OF

                                                                                  COMMON STOCK



        Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as as underwriters and with respect to their unsold allotments or subscriptions.


                                                                              ____________________

                                                                                    PROSPECTUS
                                                                              ____________________














=======================================================       ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

Limitation of liability of directors, officers and others.

     In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) specified unlawful distributions; or
(d) an intentional violation of criminal law.

     In addition, in Utah, unless a corporation's articles of incorporation provide otherwise:

     (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, to the same extent as a director of the corporation;

     (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

     (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Cadence Resources Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cadence Resources Corporation, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

         Registration fee  ..................................$    795

         Fees and expenses of accountants....................  40,000

         Fees and expenses of legal counsel..................  50,000

         Printing and engraving expenses.....................  10,000

         Miscellaneous expenses..............................   9,205
                                                              -------
         Total............................................... 110,000

Item 26.  Recent Sales of Unregistered Securities

     At the time of issuance, each investor or recipient of unregistered securities was either an accredited investor or a sophisticated investor. Each investor had access to Cadence's most recent Form 10-K, all quarterly and periodic reports filed subsequent to such Form 10-K and Cadence's most recent proxy materials.

     On November 30, 2000, Cadence issued 12,500 shares of its common stock to Allison Capital Corp., a sophisticated investor, in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act of 1933, as amended (the "Securities Act").

     On February 22, 2001, Cadence sold 155,000 shares of its common stock to one accredited investor at an aggregate purchase price of $62,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

     On June 14, 2001, Cadence issued an aggregate of 55,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On June 14, 2001, Cadence issued an aggregate of 160,000 shares of its common stock to two accredited investors at an aggregate purchase price of $40,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

     On September 18, 2001, Cadence issued an aggregate of 55,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On September 18, 2001, Cadence issued 62,500 shares of its common stock to one accredited investor in payment of $18,150 of principal and interest on a note made by Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between August 2001 and February 2002, Cadence sold an aggregate of 1,716,834 units to 25 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $515,050.20. No sales commissions were paid in connection with this transaction. The units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On August 14, 2001, Cadence issued and aggregate of 30,000 shares of its common stock to two sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     In October 2001, Cadence sold 200,000 shares of its common stock to an accredited investor, for $60,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     In January 2002, (i) Cadence issued 100,000 shares of its common stock to one accredited investor in payment of $30,000 of principal and interest on a note made by Cadence in favor of the investor, (ii) Cadence issued 113,500 shares of its common stock to two of its executive officers in payment of salaries that were past due, aggregating $34,000, and (iii) Cadence issued 300,000 shares of its common stock to three accredited investors and received marketable securities of Enerphaze Corporation valued at $90,000. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act

     On January 15, 2002, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between April and June 2002, Cadence sold an aggregate of 1,932,802 units to 5 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $579,840.60. Each warrant was exercisable at a price of $.15 per share and have all been exercised. No sales commissions were paid in connection with this transaction. The Units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act. On October 23, 2002, Cadence issued 1,815,316 shares of common stock to four accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. On September 15, 2003, Cadence issued 141,668 shares of its common stock to three accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. No sales commissions were paid in connection with the exercise of the warrants. The shares were issued in reliance upon the exemption from registration provided by
Section 4 (2) of the Securities Act.

     On June 5, 2002, Cadence issued an aggregate of 85,000 shares of its common stock to three of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On June 5, 2002, Cadence issued 20,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On July 1, 2002, Cadence issued 100,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     From July through October 2002, Cadence sold an aggregate of 212,500 units to 7 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $140,625. Each warrant is exercisable at a price of $1.35 per share and expires three years from the date of issuance. No sales commissions were paid in connection with this transaction. The units were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On August 30, 2002, Cadence issued 10,150 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On October 17, 2002, Cadence issued 13,500 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between November 2002 and March 2003, Cadence issued 34,950 shares of Class A Preferred Shares to 8 investors who were not US persons under Regulation S of the Securities Act for an aggregate of $52,425. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

     During fiscal 2003, Howard M. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock as an inducement to making the $70,000 loan and 20,000 shares as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     In February 2003, Kevin Stulp, one of Cadence's directors, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock to Mr. Stulp as an inducement to making the loan. In July 2003, Cadence issued 25,000 shares of its stock in repayment of $25,000 of the principal amount of such loan and 100,000 shares of common stock upon the exercise of a warrant at $.75 per share. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

     On February 4, 2003, Cadence issued an aggregate of 150,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On February 19, 2003, Cadence issued 5,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On February 19, 2003, Cadence issued 40,000 shares of its common stock to an accredited investor as an inducement for making a loan to Cadence of $100,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between April and May 2003, Cadence issued an aggregate of 44,000 shares of its common stock to two sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On May 7, 2003, Cadence issued an aggregate of 75,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On May 7, 2003, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between May and August 2003, Cadence sold an aggregate of 730,000 shares of its common stock to 16 accredited investors for an aggregate of $710,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

     On February 19, 2003, Cadence issued 6,000 shares of its common stock to one sophisticated investor in consideration for a loan of $30,000, which was subsequently repaid.

     In June 2003, Nathan Low loaned $300,000 to Cadence Resources Corporation Limited Partnership, of which Cadence was the sole general partner and Mr. Low was the sole limited partner. As partial inducement for making this loan, Cadence issued Mr. Low 120,000 shares of common stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     In July 2003, CGT Management, Ltd. loaned Cadence $300,000 at 10% interest. See "Related Parties Transactions." As an inducement for making the loan, Cadence issued 120,000 shares to CGT Management. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On July 1, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     In August 2003, Cadence issued 102,000 shares of its common stock to four sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     On September 15, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

     Between September and October 2003, Cadence sold an aggregate of 1,671,400 shares of its common stock to 28 accredited investors for an aggregate of $4,178,500. Sales commissions consisting of (i) $376,565 in cash, (ii) 11,000 shares of common stock valued at $2.90 per share or $31,900 in the aggregate and
(iii) options to purchase 157,640 shares of common stock at $2.50 per share to one finder or an entity controlled by such finder, and additional fees totaling $11,250 to two other finders. All finders are accredited investors. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Item 27.  Exhibits

Exhibit No.                                              Document Description
-------------    -----------------------------------------------------------------------------------------------------

     *3.1        Articles of Incorporation of Cadence Resources Corporation filed with the Utah Secretary of State.
     *3.2        Bylaws of Cadence Resources Corporation, a Utah corporation, adopted June 14, 2001.
     *4          Certificate of Designation of the Series A Preferred Stock
     *5          Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the validity of the Securities being registered hereunder
    *10.1        Joint Exploration Agreement with Bridas Energy USA, Inc.
    *10.2        Lease Acquisition and Participation Agreement with Aurora Energy, Ltd.
    *10.3        Consulting Agreement with Lucius C. Geer dated August 1, 2003
    *14          Code of Ethics
     15          Letter from Williams & Webster, P.S., independent accountants, as to unaudited interim financial information
     23.1        Consent of Williams & Webster, P.S.
    *23.2        Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5)
     24          Power of Attorney (included on Signature page)

*   To be filed by amendment

Item 28.  Undertakings

(a).     The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Spokane, state of Washington, on this 30th day of October, 2003.

                                        CADENCE RESOURCES CORPORATION


                                        By: /s/  Howard M. Crosby
                                            ------------------------------------
                                                 Howard M. Crosby, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Howard M. Crosby as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                  Date
---------                                -----                                  ----

/s/ Howard M. Crosby                     President and Director                 October 30, 2003
--------------------                     (Principal Executive Officer)
Howard M. Crosby


/s/ John M. Ryan                         Vice President and Director            October 30, 2003
--------------------                     (Principal Financial and
John M. Ryan                             Accounting Officer)



/s/ Kevin Stulp                          Director                               October 30, 2003
--------------------
Kevin Stulp





                                                             EXHIBIT INDEX

Exhibit No.                                              Document Description
-------------    -----------------------------------------------------------------------------------------------------


     15          Letter from Williams & Webster, P.S., independent accountants, as to unaudited interim financial information
     23.1        Consent of Williams & Webster, P.S.
     24          Power of Attorney (included on Signature page)